Exhibit 10.50

APRIL 24, 2009

MULTI-FINELINE ELECTRONIX (SUZHOU) CO., LTD.

AND

BEIJING SHIYUAN XIDA CONSTRUCTION AND TECHNOLOGY COMPANY,

A SOLE SUBSIDIARY OF CHINA ELECTRONICS ENGINEERING DESIGN

INSTITUTE

ENGINEERING, PROCUREMENT AND

CONSTRUCTION/TURN KEY PROJECT

AGREEMENT

FOR THE CONSTRUCTION OF A FACTORY

AT MULTI-FINELINE ELECTRONIX( SUZHOU), CHINA

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CONTENTS

SECTION 1.	CONTRACT AGREEMENT

SECTION 2.	CONDITIONS OF CONTRACT

	APPENDIX 2.1	PARENT COMPANY GUARANTEE

	APPENDIX 2.2	PERFORMANCE BOND

	APPENDIX 2.3	MAINLY MATERIAL PRICE IN MARCH 2009

	SCHEDULE 2.4	PROJECT SCHEDULE

	SCHEDULE 2.5	LIST OF PERMITS, LICENCES AND APPROVALS

	APPENDIX 2.6	OTHERS

	APPENDIX 2.7	PAYMENT MILESTONES

SECTION 3.	THE EMPLOYER’S REQUIREMENTS

DRAWINGS

SPECIFICATION

SECTION 4	TENDER DOCUMENTATION

	APPENDIX 1	TENDER INVITATION

	APPENDIX 2	TENDER SUBMISSION

	APPENDIX 3	TENDER SCHEDULE

	APPENDIX 4	LIST OF UNIT RATE COSTINGS

	APPENDIX 5	EXPLANATIONS / BREAKDOWN OF COSTS

	APPENDIX 6	DESCRIPTIONS

	APPENDIX 7	APPENDIX TO TENDER

SITE PLAN

	APPENDIX 8	WORK SCHEDULE

	APPENDIX 9	TENDER ACCEPTANCE AND LETTER OF INTENT

	APPENDIX 10	CONTRACTOR’S CONFIRMATION OF LETTER OF INTENT

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APPENDIX 11	CONTRACTOR’S DESCRIPTION

APPENDIX 12	CONTRACTOR’S PROJECT EXECUTION PLAN

APPENDIX 13	[RESERVED]

APPENDIX 14	BUSINESS CERTIFICATE OF MULTI-FINELINE ELECTRONIX (SUZHOU)CO.,LTD AND BEIJING SHIYUAN XIDA AND TECHNOLOGY COMPANY

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SECTION 1 – CONTRACT AGREEMENT

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The Contract Agreement is made for a new building which located in Hedong Industrial Estate, North Sanfeng Road, Suzhou Chania, and is signed April 24 of 2009 in Suzhou between Multi-Fineline Electronix (Suzhou) Co., LTD, a corporation organized and existing under the laws of the People’s Republic of China (PRC) and having its registered office at Suning Industrial Estate Block A&B, South Dongwu Road, Suzhou 215128, China (Employer) of the one part, and Beijing Shiyuan Xida Construction and Technology Company, a sole subsidiary of China Electronics Engineering Design Institute and existing under the laws of the People’s Republic of China (PRC) and having its registered office at 27 Wanshou Road, Beijing 100840 (Contractor) of the second part, and China Electronics Engineering Design Institute, a Corporation organized and existing under the laws of the People’s Republic of China and having its registered office at 27 Wanshou Road, Beijing 100840 (Guarantor) of the third part.

(A)	Whereas the Employer desires that the Works should be designed, executed, completed and tested by the Contractor, and has accepted a tender by the Contractor for the design, execution, completion and testing of such Works and the remedying of any defects therein, which also include integrating and management of Employer’s assigned water treatment system and waste water/recycle treatment system contractors (Water Treatment and Waste Contractors). Contractor shall manage the Water Treatment and Waste Contractors and any management fees and overhead for the Water Treatment and Waste Contractors shall be negotiated and determined by the Water Treatment and Waste Contractors and the Contractor, who shall enter into an agreement, which shall follow the Chinese Law.

(B)	Whereas the Guarantor has agreed to guarantee the performance of the obligations of the Contractor under the Contract.

The Employer, the Contractor and the Guarantor agree as follows:

1.	In this Agreement words and expressions shall have the same meanings as are respectively assigned to them in the Conditions of Contract hereinafter referred to.

2.	The following documents shall be deemed to form and be read and construed as part of this Agreement:

(a)	This Contract Agreement (Section 1);

(b)	The Conditions of Contract (Section 2);

(c)	The Employer’s Requirements (Section 3); and

(d)	Tender Documentation (Section 4).

3.	In consideration of the payments to be made by the Employer to the Contractor as hereinafter mentioned, the Contractor hereby covenants with the Employer to design, execute, complete and test the Works and remedy any defects therein, in conformity in all aspects with the provisions of the Contract and the Guarantor hereby covenants to deliver to the Employer a guarantee for the obligations of the Contractor under the Contract in the form set out in Appendix 2.1 of the Conditions of Contract.

4.

The Employer hereby covenants to pay the Contractor, in consideration of the design, execution, completion and testing of the Works and the remedying of defects therein, the sum of RMB163,900,000 (Renminbi 163.9 million only), based on Tender A which shall

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include all duties and taxes (including value added tax and business tax) and any other taxes and such other sums as may become payable under the provisions of the Contract at the times and in the manner prescribed by the Contract.

5.	No amendments or additions to this Contract Agreement shall be binding on the parties unless in writing and signed by duly authorised personnel on behalf of the parties.

6.	If there is any inconsistency between the English version and Chinese version, the English version shall control.

7.	In Witness whereof the parties hereto have caused this Contract Agreement to be executed the day and year first before written in accordance with their respective laws.

The Employer		The Contractor

Multi-Fineline Electronix (Suzhou) CO.,LTD		Beijing Shiyuan Xida Construction and Technology Company

Name	Reza A. Meshgin	Name	Su Gangmin /s/ Su Gangmin

Signature	/s/ Reza A. Meshgin	Signature	Liu Zhiyuan /s/ Liu Zhiyuan

Name	[Seal]	Name	[Seal]

The Guarantor

China Electronics Engineering Design Institute [Seal]

Name	Hu Ping

Signature	/s/ Hu Ping

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SECTION 2 – CONDITIONS OF CONTRACT

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CONTENTS

1	THE CONTRACT
1.1	Definitions
1.2	Headings and Marginal Notes
1.3	Interpretation
1.4	Law and Language
1.5	Contract Agreement
1.6	Priority of Documents
1.7	Documents on Site
1.8	Communications
1.9	Provision of Construction Documents
1.10	Contractor’s Use of Construction Documents
1.11	Contractor’s Use of Employer’s Documents
1.12	Compliance with Statutes, Regulations and Laws
1.13	Joint and Several Liability
1.14	Parent Company Guarantee
1.15	Clauses, Appendices & Schedules
1.16	Severability
1.17	Confidentiality

2	THE EMPLOYER
2.1	General Obligations
2.2	Access to and Possession of the Site
2.3	Permits, Licences or Approvals
2.4	Employer’s Entitlement to Terminate
2.5	Assignment and Novation by Employer
2.6	Employer’s claims

3	THE EMPLOYER’S REPRESENTATIVE
3.1	Employer’s Representative’s Duties and Authority
3.2	Requirements for Employer’s Representative
3.3	Employer’s Representative’s Authority to Delegate
3.4	Employer’s Representative’s Instructions
3.5	Employer’s Representative to Attempt Agreement

4	THE CONTRACTOR
4.1	General Obligations
4.2	Performance Security
4.3	Contractor’s Representative
4.4	Co-ordination of the Works
4.5	Subcontractors
4.6	Assignment of Subcontractor’s Obligations
4.7	Setting Out
4.8	Quality Assurance
4.9	Site Data
4.10	Matters Affecting the Execution of the Works
4.11	Unforeseeable Sub-Surface Conditions
4.12	Access Route
4.13	Rights of Way and Facilities
4.14	Programme
4.15	Progress Reports
4.16	Contractor’s Equipment

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4.17	Safety Precautions
4.18	Protection of the Environment
4.19	Electricity, Water and Gas
4.20	Employer Supplies and the Parties Responsibilities
4.21	Clearance of Site
4.22	Security of the Site
4.23	Contractor’s Operations on Site
4.24	Fossils
4.25	Commissioning and Start Up Spare Parts and Services
4.26	Customs Clearance

5	Design
5.1	General Design Obligations
5.2	Contractor’s Documents
5.3	Contractor’s Undertaking
5.4	As-Built Drawings
5.5	Operation and Maintenance Manuals
5.6	Error by Contractor
5.7	Patent Right

6	STAFF AND LABOUR
6.1	Engagement of Staff and Labour
6.2	Rates of Wages and Conditions of Labour
6.3	Persons in the Service of Others
6.4	Labour Laws
6.5	Working Hours
6.6	Facilities for Staff and Labour
6.7	Health and Safety
6.8	Contractor’s Superintendence
6.9	Contractor’s Personnel
6.10	Disorderly Conduct

7	PLANT, MATERIALS AND WORKMANSHIP
7.1	Manner of Execution
7.2	Delivery to and Storage at Site
7.3	Inspection
7.4	Testing
7.5	Rejection
7.6	Ownership of Plant and Materials

8	COMMENCEMENT, DELAYS AND SUSPENSION
8.1	Commencement of Works
8.2	Time for Completion
8.3	Extension of Time for Completion
8.4	Delays Caused by Authorities
8.5	Rate of Progress
8.6	Liquidated Damages for Delay
8.7	Suspension of Work
8.8	Consequences of Suspension
8.9	Payment for Plant and Materials in Event of Suspension
8.10	Prolonged Suspension
8.11	Resumption of Work

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9	TESTS ON COMPLETION
9.1	Contractor’s Obligations
9.2	Delayed Tests
9.3	Retesting
9.4	Failure to Pass Tests on Completion

10	EMPLOYER’S TAKING OVER
10.1	Taking-Over Certificate
10.2	Use by the Employer
10.3	Interference with Tests on Completion

11	TESTS AFTER COMPLETION
11.1	Employer’s Obligations
11.2	Delayed Tests
11.3	Retesting
11.4	Failure to Pass Tests after Completion

12	DEFECTS LIABILITY
12.1	Completion of Outstanding Work and Remedying Defects
12.2	Cost of Remedying Defects
12.3	Extension of Contract Period
12.4	Failure to Remedy Defects
12.5	Removal of Defective Work
12.6	Further Tests
12.7	Right of Access
12.8	Contractor to Search
12.9	Performance Certificate
12.10	Unfulfilled Obligations

13	CONTRACT PRICE AND PAYMENT
13.1	The Contract Price
13.2	Advance Payments
13.3	Application for Interim Payment Certificates
13.4	Issue of Interim Payment Certificates
13.5	Payment
13.6	Delayed Payment
13.7	Statement at Completion
13.8	Application for Final Payment Certificate
13.9	Discharge
13.10	Issue of Final Payment Certificate
13.11	Cessation of Employer’s Liability

14	VARIATIONS
14.1	Right to Vary
14.2	Value Engineering
14.3	Variation Procedure

15	DEFAULT OF CONTRACTOR
15.1	Notice to Correct
15.2	Termination
15.3	Valuation at Date of Termination
15.4	Payment after Termination
15.5	Improper and Illegal Payments

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16	DEFAULT OF EMPLOYER
16.1	Contractor’s Entitlement to Suspend Work
16.2	Termination
16.3	Cessation of Work and Removal of Contractor’s Equipment
16.4	Payment on Termination

17	RISK AND RESPONSIBILITY
17.1	Indemnity
17.2	Contractor’s Care of the Works
17.3	Employer’s Risks
17.4	Consequences of Employer’s Risks
17.5	Contractor’s Risks
17.6	Limitation of Liability (Contractor’s)

18	INSURANCE
18.1	Insurance for Design
18.2	Insurance for Works and Contractor’s Equipment
18.3	Insurance against Injury to Persons and Damage to Property
18.4	Insurance for Workers
18.5	General Requirements for Insurances

19	FORCE MAJEURE
19.1	Definition of Force Majeure
19.2	Effect of Force Majeure Event
19.3	Contractor’s Responsibility
19.4	Employer’s Responsibility
19.5	Payment to Contractor
19.6	Optional Termination, Payment and Release
19.7	Release from Performance under the Law

20	CLAIMS, DISPUTES AND ARBITRATION
20.1	Procedure for Claims
20.2	Payment of Claims
20.3	Mediation
20.4	Arbitration

APPENDICES

2.1	Parent Company Guarantee
2.2	Performance Bond
2.3	Main construction material/price list on March 2009

SCHEDULES

2.4	Project Schedule
2.5	List of Permits, Licences and Approvals
2.6	Additional Statement
2.7	Milestones
2.8	Down-payment Plan

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1	The Contract

	Definitions	1.1	In the Contract (as defined below) the words and expressions defined below shall have the meanings assigned to them, except where the context requires otherwise:

1.1.1 Documents

		1.1.1.1	“Appendix to Tender” means the completed appendix comprised in the Tender.

		1.1.1.2	“Contract” means the Contract Agreement, these Conditions of Contract and the Employer’s Requirements and such further documents as may be expressly incorporated in the Contract Agreement.

		1.1.1.3	“Contract Agreement” means the contract agreement referred to in Sub-Clause 1.5.

		1.1.1.4	“Phase work instruction” means the instructions the Employer gives to the Contractors before the Contractor starts the next “phase” of the Works and order the materials for such phase. The Works under this Agreement are divided into 10 “phases” including but not limited to: (1) design management, (2) 1#Piling, Foundation and Outside Work, (3) 1# CSA Package, (4) CSA Package 2~9#, (5) Fit Out Package, (6) Mechanical Package, (7) Electrical, (8) 35KV Substation, (9) Fire protection and (10) IT and BMS. These phases shall be further defined by the Employer after the Contract is signed. Before Contractor can start any phase, Contractor shall request an application letter from the Employer, and the employer shall issue a Phase work instruction, which shall either instruct Contractor to begin the next phase, delay the next phase, or stop the Works (which determination shall be made by the Employer in its sole discretion without any obligation or liability to the Contractor). Only upon a Phase work instruction instructing the Contractor to begin the next phase may the Contractor start such phase’s work and order materials for such phase.

		1.1.1.5	“Project Purchase Order” means the Purchase Order issued by the Employer to the Contractor which includes 10 items (each item related to one phase of the Works), with each phase’s spec/amount/remark etc. No item on the Project Purchase Order shall be released until the Phase work instruction for that phase is issued by the Employer, specifically directing the Contractor to move forward with the next phase.

		1.1.1.6	“Employer’s Requirements” means the description of the scope, standard, criteria (if any) and programme of work, as included in the Contract and more specifically in Section 3 of the Contract, and any alterations and modifications thereto in accordance with the Contract.

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1.1.1.7	“Tender” means the Contractor’s signed offer for the Works and all other documents which the Contractor submitted therewith including the Contractor’s quoted material price list on March 2009 (see attached Annex 2.3).

1.1.1.8	“EPC/turnkey projects” means Engineering, Procurement and Construction which also include installation/testing/trail running/final acceptance and integrating of Employer assigned Water Treatment and Waste Contractors.

1.1.2 Persons

1.1.2.1	“Contractor” means the person whose tender has been accepted by the Employer and whose name appears as such in the Contract Agreement and the legal successors in title to such person, but not (except with the consent of the Employer) any assignee of such person. In this Contract, contractor is Beijing Shiyuan Xida Construction and Technology Company.

1.1.2.2	“Contractor’s Representative” means the person (if any) named as such in the Contract or other person appointed from time to time by the Contractor under Sub-Clause 4.3.

1.1.2.3	“Employer” means Multi-Fineline Electronix (Suzhou) Co., LTD and the legal successors in title to such person.

1.1.2.4	“Employer’s Representative” means the person appointed by the Employer to act as Employer’s Representative for the purposes of the Contract and notified to the Contractor prior to the Effective Date, or other person appointed from time to time by the Employer and notified as such to the Contractor. In this contract, employer’s representative is indicating to employer assigned project manager and Supervision Engineer.

1.1.2.5	“Supervision Engineer” means someone who belongs to constructive consultant company by employer assigned, on behalf of employer for supervision and management of project under the government’s policy.

1.1.2.6	“Guarantor” means the person or persons referred to in Sub-Clause 1.14 and whose name or names appears or appear as such in the Contract Agreement and the legal successors in title to such person, but not (except with the consent of the Employer) any assignee of such person. In this Contract, China Electronics Engineering Design Institute is the Guarantor.

1.1.2.7	“Key Personnel” means the Contractor’s key personnel as listed in the Appendix to Tender.

1.1.2.8	“Provisions Suppliers” means such persons as shall be notified by the Employer to the Contractor as the suppliers of the whole or part of the Employer’s Supplies and the legal successors to such persons.

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1.1.2.9	“Subcontractor” means any person named in the Contract as a subcontractor, manufacturer or supplier for a part of the Works or any person to whom a part of the Works has been subcontracted in accordance with Sub-Clause 4.5, and the legal successors in title to such person, but not any assignee of such person.

1.1.3 Dates, Times and Periods

1.1.3.1	“Base Date” means the date forty (40) days prior to execution of the Contract.

1.1.3.2	“Commencement Date” means the date on which the Contractor receives the notice to commence issued by the Employer's Representative under Sub-Clause 8.1.

1.1.3.3	“Contract Period” means the period from the Commencement Date to the date three hundred and sixty-five (365) days after the date on which the whole of the Works shall have been completed as certified by the Employer's Representative under Clause 10 (or as extended under Sub-Clause 12.3A). During the 12 month period following the issue of the Completion Certificate the works shall be maintained by the Contractor at his expense, and at the end of which, following satisfactory completion of any required remedial works the balance of the Retention Money is released.

1.1.3.4	“day” means a calendar day and “year” means 365 days.

1.1.3.5	“Effective Date” means the date of the Contract Agreement.

1.1.3.6	“Latent Defect/Damage Contract Period” means, in respect of Latent Defect/Damage, the period commencing on the expiry of the Contract Period and expiring at the end of the following periods, based on the requirements of the Chinese National Code, for example:-

(a) Foundation and Superstructure - 50 years

(b) Roof and waterproofed areas - 5 years

(c) Lighting, water supply and drainage, equipment and renovation – 2 years

(d) Heating and Cooling Systems – 2 annual cycles for each system

1.1.3.7	“Time for Completion” means the time for completing the Works or a Section (as the case may be) and passing the Tests on Completion, which shall be eleven (11) months (or as extended under Sub-Clause 8.3), commencing from the Commencement Date (2009, April 24).

1.1.4 Tests and Completion

1.1.4.1	“Performance Certificate” means the certificate issued by the Employer’s Representative under Sub-Clause 12.9.

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1.1.4.2	“Taking-Over Certificate” means a certificate issued under Clause 10.

1.1.4.3	“Tests on Completion” means the tests specified in Schedule 2.4 for mechanical completion and pre-commissioning and any other such tests as may be agreed by the Employer's Representative and the Contractor or instructed as a Variation, which are to be carried out before the Works or any Section are taken over by the Employer.

1.1.5 Money and Payments

1.1.5.1	“Contract Price” means the sum stated in the Contract Agreement as payable to the Contractor for the execution, completion and testing of the Works and the remedying of any defects in accordance with the provisions of the Contract.

1.1.5.2	“Cost” means all expenditure properly incurred (or to be incurred) by the Contractor, whether on or off the Site, including overhead and similar charges, but does not include profit.

1.1.5.3	“Final Payment Certificate” means the payment certificate issued by the Employer's Representative under Sub-Clause 13.10.

1.1.5.4	“Final Statement” means the agreed statement defined in Sub-Clause 13.8.

1.1.5.5	“Interim Payment Certificate” means any payment certificate issued by the Employer’s Representative under Clause 13, other than the Final Payment Certificate.

1.1.5.6	“Payment Milestones” means the milestones specified in Schedule 2.4 against which the Contractor is entitled to be paid for work completed in accordance with the percentages specified therein.

1.1.6 Other Definitions

1.1.6.1	“Contractor’s Equipment” means all machinery, apparatus and other things (other than Temporary Works) required for the execution and completion of the Works and the remedying of any defects, but does not include Plant, Materials, or other things intended to form or forming part of the Permanent Works.

1.1.6.2	“Country” means the country in which the Works are to be executed and to which Plant and Materials are to be delivered.

1.1.6.3	“Employer’s Supplies” means the equipment to be supplied by the Provisions Suppliers to the Contractor on behalf and for the account of the Employer, which is to be incorporated into and

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comprising the Plant, details of which are contained in the Employer’s Requirements.

	1.1.6.4	“Latent Defect/Damage” means a defect in or damage to the Works that was present during the Contract Period, but which would not have been disclosed by reasonable examination during such period.

	1.1.6.5	“Materials” means things of all kinds (other than Plant) to be provided and incorporated in the Permanent Works by the Contractor, including the supply only items (if any) which are to be supplied by the Contractor as specified in the Contract.

	1.1.6.6	“Permanent Works” means the permanent works to be executed in accordance with the Construction Drawings.

	1.1.6.7	“Plant” means machinery and apparatus intended to form or forming part of the Permanent Works, including the supply-only items (if any) which are to be supplied by the Contractor as specified in the Contract and, as the context may require, the Employer’s Supplies taking into account the responsibilities of the parties in relation to the Employer’s Supplies in accordance with Sub-Clause 4.20.

	1.1.6.8	“Section” means a part of the Works specifically defined in the Employer’s Requirements as a Section (if any).

	1.1.6.9	“Site” means the places provided by the Employer where the Works are to be executed and to which Plant and Materials are to be delivered, and any other places as may be specifically designated in the Contract as forming part of the Site.

	1.1.6.10	“Temporary Works” means all temporary works of every kind (other than Contractor's Equipment) required for the execution and completion of the Works and the remedying of any defects.

	1.1.6.11	“Variation” means any alteration and/or modification to the Employer’s Requirements, which is instructed by the Employer’s Representative or approved as a variation by the Employer's Representative, in accordance with Clause 14.

	1.1.6.12	“Works” means the Permanent Works and the Temporary Works or either of them as appropriate.

Headings and Marginal Notes	1.2	The headings and marginal notes are not part of these Conditions, and shall not be taken into consideration in their interpretation.

Interpretation	1.3	Words importing persons or parties shall include firms and corporations and any organization having legal capacity. Words importing the singular also include the plural and vice versa where the context requires. Words importing one gender also include other genders.

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Law and Language	1.4	The Contract shall be governed and interpreted in accordance with the laws of The People’s Republic of China. The law governing the procedure and administration of any arbitration instituted pursuant to sub-clause 20.4 shall be the laws of The People’s Republic of China.

		The languages for day to day communications shall be the Chinese and English languages.

Contract Agreement	1.5	If requested by one party, the other parties shall execute a Contract Agreement, in the form approved by the Employer as may be necessary to record the Contract. The costs of stamp duties and similar charges imposed by law shall be borne by the Employer.

Priority of Documents	1.6	The documents forming the Contract are to be taken as mutually explanatory of one another. If there is an ambiguity or discrepancy in the documents, the Employers’ Representative shall issue any necessary clarification or instruction to the Contractor, and the priority of the documents shall be as follows:

		(a)	The Project Purchase Order to the extent signed by an executive officer of the Employer;

		(b)	The Phase work instruction, to the extent signed by either the Employer’s Representative or an executive officer of the Employer;

		(c)	The Contract Agreement;

		(d)	The Conditions of Contract;

		(e)	The Employer’s Requirements; and

		(f)	The Construction Documents, the Tender and any other documents forming part of the Contract.

Documents on Site	1.7	The Contractor shall keep on the Site one complete set of the documents forming the Contract, the Construction Documents, Variations, other communications given or issued under Sub-Clause 1.8 and the documents mentioned in Sub-Clause 5.4. The Employer, the Employer's Representative and assistants (as referred to in Sub-Clause 3.3) shall have the right to use such documents at all reasonable times.

Communications	1.8

Wherever provision is made for the giving or issue of any notice, instruction, consent, approval, certificate or determination by any person, unless otherwise specified such communication shall be in writing and shall not be unreasonably withheld or delayed.

Wherever provision is made for a communication to be “written” or “in writing”, this means any hand-written,

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		type-written or printed communication, including agreed systems of electronic transmission.

		All certificates, notices or written orders to be given to the Contractor and/or the Guarantor by the Employer or the Employer's Representative, and all notices to be given to the Employer or to the Employer's Representative by the Contractor and/or the Guarantor, shall either be delivered by hand against written acknowledgement of receipt, or be sent by airmail or one of the agreed systems of electronic transmission. The addresses for the receipt of such communications shall be as follows:

For Contractor

Attn : Mr. Su Gangmin

Project Director

Attn : Mr. Chen Lin Zhi , Mr. Li Yigong

Project Manager

Address:

For Guarantor

Attn: Mrs. Hupin

Chairman

Company’s name: China Electronics Engineering Design Institute

Company’s address: 27 Wanshou Road, Beijing, 100840

For Employer

Attn: Mr WC Chong

Employer’s Representative

Multi-Fineline Electronix (Suzhou) CO., LTD

Suning Industrial Estate Block A&B, South Dongwu Road,

Suzhou 215128, China

Email address: wcchong@mflex.com.cn

With a copy to:

General Counsel

Multi-Fineline Electronix, Inc

3140 E. Coronado Street

Anaheim, CA 92806 USA

Email address: cbesnard@mflex.com

Provision of Construction Documents	1.9	The Construction Documents shall be in the custody and care of the Contractor. The Contractor shall provide to the Employer 6 sets of Construction Drawings for civil works and M&E installation for MFC-1 Suzhou.

Contractor’s Use of	1.10	Copyright in the Construction Documents and other

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Construction Documents		documents made by or on behalf of the Contractor shall (as between the parties) become the property of the Employer. They shall not, without the Employer’s consent, be used, copied or communicated to a third party by the Contractor or the Contractor’s Representative for any purposes other than the Contract.

Contractor’s Use of Employer’s Documents	1.11	Copyright in the Employer's Requirements and other documents issued by the Employer or the Employer’s Representative to the Contractor shall (as between the parties) remain the property of the Employer. The Contractor may, at his cost, copy, use and communicate any such documents for the purposes of the Contract. They shall not, without the Employer’s consent, be used, copied or communicated to a third party by the Contractor, except as necessary for the purposes of the Contract.

Compliance with Statutes, Regulations and Laws	1.12	The Contractor shall, in all matters arising in the performance of the Contract, comply with, give all notices under, and pay all fees required by, the provisions of any national, provincial or local statute, ordinance or other law, or any regulation of any legally constituted public authority having jurisdiction over the Works. In addition, the Contractor shall comply with all policies of the Employer, as notified to the Contractor from time to time. The Employer and the Contractor shall comply with the laws of each country where activities are performed.

Joint and Several Liability	1.13	If the Contractor is a consortium of two or more persons, all such persons shall be jointly and severally liable to the Employer for the fulfilment of the terms of the Contract. Such persons shall designate one of them to act as leader with authority to bind the consortium and each of its members. The composition or the constitution of the consortium shall not be altered without the prior consent of the Employer.

Parent Company Guarantee	1.14	The Contractor shall obtain from its parent company or such other guarantor as required by the Employer, or where the Contractor is a consortium of two or more persons, such persons shall obtain from their respective parent companies or such other guarantors as required by the Employer (the “Guarantor”) and procure the delivery to the Employer of, and the Guarantor shall deliver to the Employer, a guarantee for the respective obligations of the Contractor or such persons in the form stated in Appendix 2.1 hereto simultaneously with the execution of the Contract Agreement.

Clauses, Appendices and Schedules	1.15	Reference herein to Clauses, Sub-Clauses, Appendices and Schedules are to clauses and sub-clauses in and appendices and schedules to the Contract. The Appendices and Schedules to the Contract shall be deemed to form part of the Contract.

Severability	1.16	The invalidity or unenforceability of any term of or any right arising pursuant to the Contract shall not in any way affect the

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			remaining terms or rights.

	Confidentiality	1.17	Except as otherwise provided in the Contract, all communications between the parties, all information and other material supplied to or received by any party by or from the other which is either designated confidential or by its nature intended to be confidential, and all information concerning the business transactions and financial arrangements of the parties will be kept confidential by the Contractor and the Guarantor unless and until such party can demonstrate that it, or part of it, is in the public domain through no fault of such party whereupon to the extent that it is in the public domain the obligations under this Sub-Clause 1.17 shall cease. The parties further agree that this Sub-Clause 1.17 shall endure without limit in point of time.

2	The Employer

	General Obligations	2.1	The Employer shall provide the Site and shall pay the Contractor in accordance with Clause 13.

	Access to and Possession of the Site	2.2	The Employer shall grant the Contractor right of access to, and possession of the Site on the Commencement Date. Such right and possession may not be exclusive to the Contractor.

			If the Contractor suffers delay and/or incurs Cost from failure on the part of the Employer to grant right of access to or possession of the Site, the Contractor shall give notice to the Employer's Representative. After receipt of such notice the Employer's Representative shall proceed in accordance with Sub-Clause 3.5 to agree or determine:

			(a) any extension of time to which the Contractor is entitled under Sub-Clause 8.3, and

			(b) the amount of such Cost plus reasonable profit, which shall be added to the Contract Price,

and shall notify the Contractor accordingly.

After receiving this notice, the Employer shall proceed in accordance with Sub-Clause 3.5 to agree or determine these matters.

However, if and to the extent that the Employer’s failure was caused by any error or delay by the Contractor, including an error in, or delay in the submission of, any of the Contractor’s Documents, the Contractor shall not be entitled to such extension of time, Cost or profit.

	Permits, Licences or Approvals	2.3	The Employer and the Contractor shall be responsible for obtaining all permits, licences and approvals, as indicated in Schedule 2.5, in reasonable time taking account of the time for delivery of the Plant and Materials and for completion of the

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		Works. The Employer and the Contractor shall, at the request and cost of the Contractor and the Employer respectively, assist each other in applying for all such permits, licences or approvals. In addition, the Contractor shall be responsible for and the Employer shall, at the request and cost of the Contractor, assist him in applying for all other permits, licences and approvals, not covered in Schedule 2.5 excluding those arising from new policy / regulations imposed by public authorities, after the Contract has been signed, which are required for any part of the Works, for delivery (including clearance through customs) of Plant, Materials and Contractor’s Equipment, and for the completion of the Works. Such requests may also include requests for the Employer’s assistance in applying for any necessary government consent to the export of Contractor’s Equipment when it is removed from the Site.

Employer’s Entitlement to Terminate	2.4	The Employer shall be entitled to terminate the Contract, at the Employer’s convenience, at any time after giving 14 days’ prior notice to the Contractor, with a copy to the Employer’s Representative, and returning the performance security. In the event of such termination, the Contractor:

		(a) shall proceed in accordance with Sub-Clause 16.3, and

		(b) shall be paid by the Employer in accordance with Sub-Clause 19.6.

Assignment and Novation by Employer	2.5	The Employer may in its sole discretion, novate or assign the Contract or any part thereof or any obligation, interest or benefit therein or thereunder to any person provided such person must be financially sound and capable of complying with the Employer’s obligations under the Contract. The Contractor and the Guarantor agree, if required by the Employer, to be parties to any such novation or assignment and to execute all relevant documents in connection therewith (including, if required, a replacement guarantee in favour of such person), provided that nothing herein shall require the Contractor nor the Guarantor to be responsible for any additional obligations other than those contained herein or agreed between the Contractor, the Guarantor and the Employer prior to such novation or assignment.

Employer’s Claims	2.6

If the Employer considers himself to be entitled to any payment under any Clause of these Conditions or otherwise in connection with the Contract, and/or to any extension of the Defects Notification Period, he shall give notice and particulars to the Contractor. However, notice is not required for payments due under Sub-Clause 4.19 or for other services requested by the Contractor

The particulars shall specify the Clause or other basis of the claim,

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and shall include substantiation of the amount and/or extension to which the Employer considers himself to be entitled in connection with the Contract. The Employer shall then proceed in accordance with Sub-Clause 3.5 to agree or determine the amount (if any) which the Employer is entitled to be paid by the Contractor, and/or the extension (if any) of the Defects Notification Period in accordance with Sub-Clause 12.3.

The Employer may deduct this amount from any moneys due, or to become due, to the Contractor.

3.	The Employer’s Representative

	Employer’s Representative’s Duties and Authority	3.1

The Employer’s Representative shall carry out the duties specified in the Contract. The Employer’s Representative shall have no authority to amend the Contract.

The Employer’s Representative may exercise the authority specified in or necessarily to be implied from the Contract. Any requisite approval required by the Employer, in respect of the exercise of such authority, shall be deemed to have been given by the Employer for any such authority, exercised by the Employer’s Representative.

Except as expressly stated in the Conditions of Contract, the Employer’s Representative shall have no authority to relieve the Contractor of any of his duties, obligations or responsibilities under the Contract. Any proposal, inspection, examination, testing, consent, approval or similar act by the Employer’s Representative (including absence of disapproval) shall not relieve the Contractor from any responsibility, including responsibility for his errors, omissions, discrepancies, and non-compliance with Sub-Clauses 5.3 and 5.4.

The Employer’s Representative shall copy to the Employer all communications given or received by him in accordance with the Contract.

	Requirements for Employer’s Representative	3.2	The Employer’s Representative shall be a suitably qualified engineer or other appropriate professional, having the experience and capability necessary for compliance with this Clause, or shall employ such suitably qualified engineers and other professionals and make them available for the Contract.

	Employer’s Representative’s Authority to Delegate	3.3

The Employer’s Representative may from time to time delegate any of his duties to assistants, and may at any time revoke any such delegation. Any such delegation or revocation shall be in writing and shall not take effect until a copy has been delivered to the Employer and the Contractor.

Any determination, instruction, inspection, examination, testing, consent, approval or similar act by any such assistant of the Employer's Representative, in accordance with the delegation,

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			shall have the same effect as though it had been an act of the Employer's Representative. However:

			(a) any failure to disapprove any Plant, Materials, or workmanship shall not prejudice the right of the Employer’s Representative to reject such Plant, Materials, or workmanship;

			(b) if the Contractor questions any determination or instruction of an assistant of the Employer’s Representative, the Contractor may refer the matter to the Employer's Representative, who shall confirm, reverse or vary such determination or instruction.

	Employer’s Representative's Instructions	3.4	Unless it is legally or physically impossible, would constitute a breach of the Contract or agreement, the Contractor shall comply with instructions given by the Employer's Representative in accordance with the Contract.

	Employer’s Representative to Attempt Agreement	3.5	When the Employer’s Representative is required to determine value, Cost or extension of time, he shall consult with the Contractor in an endeavour to reach agreement. If agreement is not achieved, the Employer's Representative shall determine the matter fairly, reasonably and in accordance with the Contract.

4	The Contractor

	General Obligations	4.1

The Works as completed by the Contractor shall be wholly in accordance with the Employer’s Requirements, the Contract and applicable laws, rules and regulations and other purposes for which they are intended, as defined in the Contract. The Works shall include any work which is necessary to satisfy the Employer's Requirements or is implied by the Contract or arises from any obligation of the Contractor, and all works not mentioned in the Contract but which may he inferred to be necessary for stability or completion or the safe, reliable and efficient operation of the Work.

The Contractor shall design, execute and complete the Works, including providing Construction Documents, within the Time for Completion, and shall remedy any defects within the Contract Period and the Latent Defect/Damage Contract Period where applicable. The Contractor shall provide all superintendence, labour, Plant, Materials, Contractor's Equipment, Temporary Works and all other things, whether of a temporary or permanent nature, required in and for such design, execution, completion and remedying of defects, save as provided in Sub-Clause 4.20 in relation to the Employer’s Supplies.

The Contractor shall take full responsibility for the adequacy, stability and safety of all Site operations, of all methods of construction and of all the Works, irrespective of any approval or consent by the Employer's Representative and shall be responsible for obtaining all permits, licences and approvals as

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indicated in Schedule 2.5 and in accordance with the provisions of Sub-Clause 2.3.

The Contractor shall not allow its operations to interfere with the operations of the Employer’s existing plant on the Site.

Performance Security	4.2

The Contractor shall obtain (at his cost) a Performance Security for proper performance, in the amount of ten per cent (10%) of the Contract Price. If an amount is not stated in the Particular Conditions, this Sub-Clause shall not apply.

The Contractor shall deliver the Performance Security to the Employer within 28 days after both Parties have signed the Contract Agreement. The Performance Security shall be issued by an entity and from within a country (or other jurisdiction) approved by the Employer, and shall be in the form annexed to the Particular Conditions or in another form approved by the Employer.

The Contractor shall ensure that the Performance Security is valid and enforceable until the Contractor has executed and completed the Works and remedied any defects. If the terms of the Performance Security specify its expiry date, and the Contractor has not become entitled to receive the Performance Certificate by the date 28 days prior to the expiry date, the Contractor shall extend the validity of the Performance Security until the Works have been completed and any defects have been remedied.

The Employer shall not make a claim under the Performance Security, except for amounts to which the Employer is entitled under the Contract in the event of:

		a)	failure by the Contractor to extend the validity of the Performance Security as described in the preceding paragraph, in which event the Employer may claim the full amount of the Performance Security,

		b)	failure by the Contractor to pay the Employer an amount due, as either agreed by the Contractor or determined under Sub-Clause 20, within 42 days after this agreement or determination,

		c)	failure by the Contractor to remedy a default within 42 days after receiving the Employer’s notice requiring the default to be remedied, or

		d)	circumstances which entitle the Employer to termination under Sub-Clause 15.2 [Termination by Employer], irrespective of whether notice of termination has been given.

The Employer shall return the Performance Security to the

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		Contractor within 21 days after the Performance Certificate has been signed by the Employer’s Representative and delivered to the Contractor in accordance with Sub-Clause 12.9.

Representative	4.3

The Contractor shall not revoke the appointment of Mr. Chen lin zhi and Liu Yigong as the Contractor’s Representative or Mr. Chen lin zhi Mr. Liu Yigong in the post of Project Manager without the prior written consent of the Employer’s Representative.

The Contractor’s Representative shall give his whole time to directing the preparation of the Construction Documents and the execution of the Works. Except as otherwise stated in the Contract, the Contractor’s Representative shall receive (on behalf of the Contractor) all notices, instructions, consents, approvals, certificates, determinations and other communications under the Contract. Whenever the Contractor’s Representative is to be absent from the Site, a suitable replacement person shall be appointed, and that should be subject to approval in advance by the Employer’s Representative.

The Contractor’s Representative may delegate any of his powers, functions and authorities to any competent person, and may at any time revoke any such delegation. Any such delegation or revocation shall be in writing and shall not take effect until the Employer’s Representative has received prior notice signed by the Contractor’s Representative, specifying the powers, functions and authorities being delegated or revoked. The Contractor’s Representative and such persons shall be fluent in the language for day to day communications defined in Sub-Clause 1.4.

Co-ordination of the Works	4.4	The Contractor shall be responsible for the co-ordination and proper execution of the Works, including co-ordination (and safety) of other contractors to the extent specified in the Employer’s Requirements. The Contractor shall, as specified in the Employer's Requirements, afford all reasonable opportunities for carrying out their work to:

		(a)	any other contractors employed by the Employer and their workmen,

		(b)	the workmen of the Employer, and

		(c)	the workmen of any legally constituted public authorities who may be employed in the execution on or near the Site of any work not included in the Contract, which the Employer may require.

		The Contractor shall obtain, co-ordinate and submit to the Employer's Representative for his information all details (including details of work to be carried out off the Site) from Subcontractors. The Contractor shall be responsible for the locations of their work or materials, in order to ensure that there

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		is no conflict with the work of other Subcontractors, the Contractor or other contractors. The Contractor is obligated to have any Subcontractor to sign an agreement with the Contractor and pass the training before enter the construction site. The details of such contracts should follow Chinese law and ration of China.

Subcontractors	4.5	The Contractor shall not subcontract the whole of the Works and in respect of Subcontractors:

		(a)	the Contractor shall not be required to obtain consent for purchases of Materials or for subcontracts for which the Subcontractor is named in the Contract;

		(b)	the prior consent of the Employer's Representative shall be obtained to proposed Subcontractors, including any contractor of a Subcontractor, and upon the Employer’s request, the Contractor shall ensure the Subcontractor to provide the Employer with the Subcontractor’s EHS records where available for the Employer’s review;

		(c)	not less than 7 days before the intended date of each Subcontractor commencing work on the Site, the Contractor shall notify the Employer's Representative of such intention; and

		(d)	where practicable, the Contractor shall give a fair and reasonable opportunity for contractors from the Country to be appointed as Subcontractors.

The Contractor shall be responsible for observance by all Subcontractors of all the provisions of the Contract. The Contractor shall be responsible for the acts, neglects or defaults of any Subcontractor, his agents, employees and subcontractors, as fully as if they were the acts, neglects or defaults of the Contractor, his agents or employees.

		Notwithstanding the aforesaid, China Electronics Engineering Design Institute, a company organised and existing under the laws of The People’s Republic of China, as the ultimate parent company of the Contractor, would have the right at all times to perform the Contractor’s obligations under the Contract, provided that and under no circumstances whatsoever shall such performance by Beijing Shiyuan Xida Construction and Technology Company, in any way prejudice the Contractor’s obligations and liabilities under the Contract and the performance or non performance and all acts and omissions of Beijing Shiyuan Xida Construction and Technology Company, and all liability arising out or in connection therewith (and whether arising in contract, tort or otherwise) shall be deemed to be the performance, non performance, acts, omissions and liabilities of the Contractor as if fully undertaken by the Contractor.

Assignment of Subcontractor’s	4.6	If a Subcontractor has undertaken a continuing obligation to the Contractor for the work or executed, or Plant, Materials or

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Obligations		services supplied, by such Subcontractor, and if such obligation extends beyond the expiry of the Contract Period, Only the Contractor shall, upon the expiry of the Contract Period, assign the benefit of such obligation to the Employer for its unexpired duration, at the request and cost of the Employer. The Contractor shall ensure that all obligations of any Subcontractor, and which extend beyond the expiry of the Contract period, are assignable to the Employer.

Setting Out	4.7	The Contractor shall set out the Works in relation to original points, lines and levels of reference specified in the Employer's Requirements or, if not specified, given by the Employer's Representative in writing. The Contractor shall rectify, at his cost, any error in the positions, levels, dimensions or alignment of the Works. It is accepted by the Employer that the position of the existing boundary fence does not comply with Government standards but the Employer has been informed by Government that the fence may remain in its current position. The Employer has decided to retain the existing boundary fence in its current position unless it is subsequently found that it has to be relocated.

Quality Assurance	4.8	The Contractor shall institute a quality assurance system to demonstrate compliance with the requirements of the Contract. Such system shall be in accordance with the details stated in the Contract. Compliance with the quality assurance system shall not relieve the Contractor of his duties, obligations or responsibilities.

		Details of all procedures and compliance documents shall be submitted to the Employer's Representative for his information before each execution stage. When any document is issued to the Employer's Representative, it shall be accompanied by the signed quality statements for such document, in accordance with the details stated in the Contract. The Employer's Representative shall be entitled to audit any aspect of the system and require corrective action to be taken.

Site Data	4.9	The Contractor shall be deemed to have inspected and examined the Site, its surroundings, the existing plant to be expanded and have reviewed any data and other available information with respect to the Site, and to have satisfied himself before entering into the Contract, as to, but without limitation:

		(a) the form and nature of the Site, including the sub-surface conditions,

		(b) the hydrological, hydrographical, geotechnic and climatic conditions,

		(c) the extent and nature of the work and Materials necessary for the execution and completion of the Works, and the remedying of any defects, and

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		(d)	the means of access to the Site and the accommodation he may require.

		The Contractor shall be deemed to have obtained all necessary information as to risks, contingencies and all other circumstances which may influence or affect his tender.

Matters Affecting the Execution of the Works	4.10	The Contractor shall be deemed to have satisfied himself before entering into the Contract as to the correctness and sufficiency of the Contract Price. Unless otherwise stated in the Contract, the Contract Price shall cover all his obligations under the Contract and all things necessary for the proper design, execution and completion of the Works and the remedying of any defects and shall be inclusive of all risks, contingences, local and national conditions, customs, policies and practises and other conditions affecting the Works except as otherwise stated in the Contract.

Unforeseeable Sub-Surface Conditions	4.11	If exceptionally adverse sub-surface conditions are encountered by the Contractor which in his opinion were not, notwithstanding the exercise of all due care and diligence, foreseeable by an internationally experienced contractor by the Base Date, the Contractor shall give notice to the Employer’s Representative so that the Employer’s Representative can inspect such conditions. After receipt of such notice and after his inspection and investigation, the Employer’s Representative shall, if such conditions were not (by the Base Date) foreseeable by an internationally experienced contractor, proceed in accordance with Sub-Clause 3.5 to agree or determine:

		(a)	any extension of time to which the Contractor is entitled under Sub-Clause 8.3, and

		(b)	the additional Cost due to such conditions, which shall be added to the Contract Price, and shall notify the Contractor accordingly.

Access Route	4.12

The Contractor shall be deemed to have satisfied himself as to the suitability and availability of the access routes he chooses to use. The Contractor shall (as between the parties) be responsible for the maintenance of access routes. The Contractor shall provide any signs or directions which he may consider necessary for the guidance of his staff, labour and others. The Contractor shall obtain any permission that may be required from the relevant authorities for the use of such routes, signs and directions, and the Employer will provide assistance in obtaining such permission should this be necessary.

The Employer will not be responsible for any claims which may arise from the use or otherwise of any access route. The Employer does not guarantee the suitability or availability of any particular access route, and will not entertain any claim for

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		any non-suitability or non-availability for continuous use during construction of any such route.

Rights of Way and Facilities	4.13	The Contractor shall bear all costs and charges for special or temporary rights-of-way required by him for access to the Site. The Contractor shall also provide, at his own cost, any additional facilities outside the Site required by him for the purposes of the Works.

Programme	4.14	The Contractor shall submit a programme to the Employer’s Representative, for information, within thirty (30) days of the execution of the Contract. The programme shall include the following:

		(a) the order in which the Contractor proposes to carry out the Works (including each stage of procurement, manufacture, delivery to Site, construction, erection and installation, testing and pre-commissioning),

		(b) all major events and activities in the production of the Construction Documents,

		(c) the periods for the pre-construction reviews under Sub-Clause 5.2 and for any other submissions, approvals and consents specified in the Employer’s Requirements,

		(d) the sequence of all tests specified in the Contract, and

		(e) the Contractor’s environmental, health and safety details.

		Unless otherwise stated in the Contract, the programme shall be developed using precedence networking techniques, showing early start, late start, early finish and late finish dates.

		The Contractor shall, whenever required by the Employer’s Representative, provide in writing, for information, a general description of the arrangements and methods which the Contractor proposes to adopt for the execution of the Works. No significant alteration to the programme, or to such arrangements and methods, shall be made without informing the Employer’s Representative. If the progress of the Works does not conform to the programme, the Employer’s Representative may instruct the Contractor to revise the programme, showing the modifications necessary to achieve completion within the Time for Completion.

Progress Reports	4.15	Monthly progress reports shall be prepared by the Contractor and submitted to the Employer’s Representative in three (3) copies. The first report shall cover the period up to the end of the calendar month after that in which the Commencement Date occurred; reports shall be submitted monthly thereafter, each within 14 days of the last day of the period to which it relates. Reporting shall continue until the Contractor has completed all work which is known to be outstanding at the completion date stated in the Taking-Over Certificate for the whole of the Works. Each report shall include:

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		(a)	photographs and detailed descriptions of progress, including each stage of procurement, manufacture, delivery to Site, construction, erection and installation, testing and pre-commissioning;

		(b)	charts showing the status of the Construction Documents, purchase orders, manufacture and construction;

		(c)	for the manufacture of each main item of Plant and Materials, the name of manufacturer, manufacture location, percentage progress, and the actual or expected dates of commencement of manufacture, Contractor’s inspections, tests and delivery. A pro forma shall be prepared by the Contractor, and performance routinely reviewed at weekly site meetings;

		(d)	records of personnel and Contractor’s Equipment on Site shall be provided by the Contractor at each weekly site meeting;

		(e)	copies of quality assurance documents, test results and certificates of Materials shall be produced by the Contractor at weekly site meetings as they become available, liaising with the Quality Inspection Bureau;

		(f)	safety statistics, including details of any hazardous incidents and activities relating to environmental aspects and public relations; and

		(g)	comparisons of actual and planned progress with details of any aspects which may jeopardize the completion in accordance with the Contract, and the measures being (or to be) adopted to overcome such aspects.

Contractor’s Equipment	4.16	The Contractor shall provide all Contractor’s Equipment necessary to complete the Works. All Contractor’s Equipment shall, when brought on to the Site, be deemed to be exclusively intended for the execution of the Works. With the exception of trucks bringing material to and from the site on a regular basis, Contractor’s equipment required for the performance of the Works on the site shall not be removed from the site without the express consent of the Employer’s Representative.

Safety Precautions	4.17	The Contractor shall comply with all applicable safety regulations in his access arrangements and operations on Site. The Contractor shall, from the commencement of work on Site until taking-over by the Employer, provide:

		(a)	fencing, lighting, guarding and watching of the Works, and

		(b)	temporary roadways, footways, guards and fences which may be necessary for the accommodation and protection of

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		owners and occupiers of adjacent land, the public and others.

Protection of the Environment	4.18	The Contractor shall take all reasonable steps to protect the environment (both on and off the Site) and to limit damage and nuisance to people and property resulting from pollution, noise and other results of his operations. The Contractor shall ensure that air emissions, surface discharges and effluent from the Site until completion of and during the Tests on Completion shall not exceed the values indicated in the Employer’s Requirements, and shall not exceed the values prescribed by law.

Electricity, Water and Gas	4.19	The Employer will arrange for the supply of temporary power and water to the site, following a written request by the Contractor stating the electrical kva and water supply required, which will be metered and the consumption paid for directly to the Employer by the Contractor.

Employer’s Supplies and the Parties Responsibility	4.20	The Employer shall be responsible for selecting and appointing the Provisions Suppliers and identifying the equipment specification in respect of the Employer’s Supplies so as to enable the Contractor to execute the Works in accordance with the Contract and within the Time for Completion. The Contract Price shall not take into account the cost of the Employer’s Supplies which shall be for the account of the Employer and paid directly by the Employer to the Provisions Suppliers.

		Notwithstanding the aforesaid, the Contractor shall be responsible for and the Contract Price shall include the following services and obligations in respect of the Employer’s Supplies, where these are included in the Tender Documents. Where such Supplies are required, and the requirement is not stated in the Tender Documents the Contractor shall have the same responsibilities as stated below, with the reasonable cost of such involvement agreed with the Employer’s Representative:

		(a) procurement services from the time the Employer has formally notified the Contractor of his selection, terms and conditions of appointment of the Provisions Suppliers and identified the equipment specification leaving sufficient time for the and completion of the Works to be completed within the Time for Completion;

		(b) Obtaining the detailed engineering drawings of the Employer’s Suppliers from the Provisions Suppliers provided that the Contractor shall be responsible for any discrepancies, errors or omissions in any drawings and other particulars supplied by the Provisions Suppliers;

		(c) detailed engineering services as it relates to the interfacing between the Employer’s Supplies and the

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remainder of the Plant;

(d) all customs clearance and procedures relating thereto and other necessary paper work and documentation including but not limited to those in connection with obtaining all investment, construction and utility/infrastructure approvals;

(e) inland transportation from the port of import in the Country to the Site and all expenses associated with the unloading, clearing, forwarding, handling and storage; and

(f) all expenses and payments in the People’s Republic of China from the time of discharge of the Employer’s Supplies at the port of import in the People’s Republic of China, save for import duties and value added tax which shall be for the account of the Employer.

The Contractor shall only be responsible for delays in the execution and completion of the Works arising from or in connection with the Employer’s Supplies where the Contractor is responsible for the Employer’s Supplies as aforesaid and the provisions of the Contract shall apply fully with respect to such delays. This applies only to delays caused by the Contractor following the timely availability of such Supplies in the country.

Where the Contractor is not responsible for such delays, the Employer’s Representative shall proceed in accordance with Sub-Clause 3.5 to agree or determine the extension of the Time for Completion as may be due together with payment for any additional costs incurred by the Contractor arising from such delays.

All demurrage and wharfage expenses in respect of the Employer’s Supplies shall be borne by the Employer except where the same arise from an act or omission of the Contractor.

The Contractor shall assume risk of loss in respect of and shall insure the Employer’s Supplies in accordance with Clauses 17 and 18 respectively from the time of discharge of the Employer’s Supplies at the port of import in the People’s Republic of China.

For avoidance of doubt the Employer’s Supplies, as detailed in the Employer’s Requirements, is exhaustive in nature and all other remaining equipment of whatsoever nature and required for Completion of the Works shall be the Contractor’s responsibility and included in the Contract Price.

The Employer shall be responsible for any defects and/or damage and any Latent Defects/Damage (such defects and/or damage and Latent Defects/Damage are hereinafter in this Sub- Clause 4.20 jointly referred to as “Defects/Damage”) to the Employer’s Supplies and shall, in accordance with Clause 12,

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execute all work of amendment, reconstruction and remedying of Defects/Damage to the Employer’s Supplies and any part of the remaining Works but only to the extent that such Defects/Damage in such Works are established to have been caused or contributed by the Employer’s Supplies. The Contractor shall be responsible for any Defects/Damage in relation to the Employer’s Supplies in accordance with Clause 12, but only to the extent that:

(a) such Defects/Damage arise from acts or omissions of the Contractor (or any of his Subcontractors, agents or any persons under the control of the Contractor or performing the Works) after discharge of the Employer’s Supplies at the port of import in the Country;

(b) such Defects/Damage are established to have been caused or contributed by any other parts of the Plant supplied by the Contractor; or

(c) such Defects/Damage arise from the provision of the Contractor’s services under (a) - (f) aforesaid.

The Contractor shall be responsible to provide all superintendence, labour, materials and all other things whether of temporary or permanent nature required in and for such design, execution, completion and remedying of any defects in the Employer’s Supplies, the cost of which is to be borne by the Employer. Installation of the Employer’s Supplies at the Site shall be the responsibility of the Contractor in accordance with the terms of the Contract.

Clearance of Site	4.21	During the execution of the Works, the Contractor shall keep the Site free from all unnecessary obstruction, and shall store or dispose of any Contractor’s Equipment or surplus materials. The Contractor shall clear away and remove from the Site any wreckage, rubbish or Temporary Works no longer required.

Upon the issue of any Taking-Over Certificate, the Contractor shall clear away and remove, from that part of the Site and Works to which such Taking-Over Certificate refers, all Contractor’s Equipment, surplus material, wreckage, rubbish and Temporary Works. The Contractor shall leave such part of the Site and the Works in a clean and safe condition to the satisfaction of the Employer’s Representative. Except that, the Contractor shall be entitled to retain on Site, until the expiry of the Contract Period, such Contractor’s Equipment, Materials and Temporary Works as required by him for the purpose of fulfilling his obligations under the Contract.

If the Contractor fails to remove, by 15 days after the issue of the Performance Certificate, any remaining Contractor’s Equipment, surplus material, wreckage, rubbish and Temporary Works, the Employer may sell or otherwise dispose of such items. The Employer shall be entitled to retain, from the proceeds of such

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		sale, a sum sufficient to meet the costs incurred in connection with the sale or disposal, and in restoring the Site. Any balance of the proceeds shall be paid to the Contractor. If the proceeds of the sale are insufficient to meet the Employer’s costs, the outstanding balance shall be recoverable from the Contractor by the Employer.

Security of the Site	4.22	The Contractor shall be responsible for keeping unauthorised persons off the Site, and authorised persons shall be limited to the employees of the Contractor, employees of his Subcontractors and persons authorised by the Employer or the Employer’s Representative.

Contractor’s Operations on Site	4.23	The Contractor shall confine his operations to the Site, and to any additional areas which may be provided by the Contractor and agreed by the Employer’s Representative as working areas. The Contractor shall take all necessary precautions to keep his personnel and equipment within the Site and such additional areas, and to keep and prohibit them from encroaching on adjacent land.

Fossils	4.24	All fossils, coins, articles of value or antiquity, and structures and other remains or things of geological or archaeological interest discovered on the Site shall (as between the parties) be the property of the Employer. The Contractor shall take reasonable precautions to prevent his staff, labour or other persons from removing or damaging any such article or thing. The Contractor shall, immediately upon discovery of such article or thing, advise the Employer’s Representative, who may issue instructions for dealing with it.

		If the Contractor suffers delay and/or incurs Cost in following these instructions of the Employer’s Representative, and if such delay and/or Cost was not (by the Base Date) foreseeable by an experienced contractor, the Contractor shall give notice to the Employer’s Representative, with a copy to the Employer. After receipt of such notice, the Employer’s Representative shall proceed in accordance with Sub-Clause 3.5 to agree or determine:

		(a) any extension of time to which the Contractor is entitled under Sub-Clause 8.3, and

		(b) the amount of such Cost, which shall be added to the Contract Price, and shall notify the Contractor accordingly.

Commissioning and Start Up Spare Parts and Services	4.25	The Contractor shall be responsible for the commissioning of the building and all systems to demonstrate that they meet the requirements of the Contract under load conditions. The Contractor shall procure and secure from Subcontractors fixed pricing for spare parts (including consumables) and services for any further commissioning required by the Employer after handover and confirmation that the system is fully operational, and for twelve (12) months post start up. The cost of such spare

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			parts and services are not included in the Contract Price and shall be payable directly from the Employer to the respective spare part and service supplies. Prior to agreeing on fixed prices for the aforementioned spare parts and services, the Contractor shall advise and consult with the Employer’s Representative in connection with the same.

	Customs Clearance	4.26	Subject to Sub-Clause 4.20 the Contractor shall be responsible for all necessary customs clearance of all the Plant, Materials, Contractor’s Equipment and the Employer’s Supplies. The Employer shall assist the Contractor in issuing supporting letters necessary for customs clearance.

			All handling charges and other costs shall be for the account of the Contractor.

			The Contractor shall be responsible for transporting all goods and materials to the Country and to the Site.

			The Contractor’s Equipment shall be carefully documented and specially listed to facilitate both import and export and shall be separate from the Plant and Materials to be incorporated into the Works. The Contractor shall determine prior to shipment the customs regulations applicable. It shall also be aware of any regulations governing the use of the Plant, Materials, Contractor’s Equipment and Employer’s Supplies during the construction period and of the restrictions (if any) relating to import and export.

5	Design

	General Design	5.1	The Contractor shall be deemed to have scrutinized, prior to the Base Date, the Employer’s requirements (including design criteria and calculations, if any). The Contractor shall be responsible for the design of the Works and for the accuracy of such Employer’s Requirements (including design criteria and calculations), except as stated below.

			The Employer shall not be responsible for any error, inaccuracy or omission of any kind in the Employer’s Requirements as originally included in the Contract and shall not be deemed to have given any representation of accuracy or completeness of any data or information, except as stated below. Any data or information received by the Contractor, from the Employer or otherwise, shall not relieve the Contractor form his responsibility for the design and execution of the Works.

			However, the Employer shall be responsible for the correctness of the following portions of the Employer’s Requirements and of the following data and information provided by (or any behalf of ) the Employer:

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(a) portions, data and information which are stated in the Contract as being immutable or the responsibility of the Employer,

(b) definitions of intended purposes of the Works or any parts thereof,

(c) criteria for the testing and performance of the completed Works, and

(d) portions, data and information which cannot be verified by the Contractor, except as otherwise stated in the Contract.

Contractor’s Documents	5.2	The Contractor’s Documents shall comprise the technical documents specified in the Employer’s Requirements, documents required to satisfy all regulatory approvals, and the documents described in Sub-Clause as-Built Documents and Sub-Clause Operation and Maintenance Manuals. Unless otherwise stated in the Employer’s Requirements, the Contractor’s Documents shall be written in the language for communications defined in Sub-Clause 1.4 [Law and Language].

The Contractor shall prepare all Contractor’s Documents, and shall also prepare any other documents necessary to instruct the Contractor’s Personnel.

If the Employer’s Requirements describe the Contractor’s Documents which are to be submitted to the Employer for review, they shall be submitted accordingly, together with a notice as described below. In the following provisions of this Sub-Clause, (i) “review period” means the period required by the Employer for review, and (ii) “Contractor’s Documents” exclude any documents which are not specified as being required to be submitted for review.

Unless otherwise stated in the Employer’s Requirements, each review period shall not exceed 21 days, calculated from the date on which the Employer receives a Contractor’s Document and the Contractor’s notice. This notice shall state that the Contractor’s Document is considered ready, both for review in accordance with this Sub-Clause and for use. The notice shall also state that the Contractor’s Document complies with the Contract, or the extent to which it does not comply.

The Employer may, within the review period, give notice to the Contractor that a Contractor’s Document fails (to the extent stated) to comply with the Contract. If a Contractor’s Document so fails to comply, it shall be rectified, resubmitted and reviewed in accordance with this Sub-Clause, at the Contractor’s cost.

For each part of the Works, and except to the extent that the Parties otherwise agree:

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		(a)	execution of such part of the Works shall not commence prior to the expiry of the review periods for all the Contractor’s Documents which are relevant to its design and execution;

		(b)	execution of such part of the Works shall be in accordance with these Contractor’s Documents, as submitted for review; and

		(c)	if the Contractor wishes to modify any design or document which has previously been submitted for review, the Contractor shall immediately give notice to the Employer. Thereafter, the Contractor shall submit revised documents to the Employer in accordance with the above procedure.

Any such agreement (under the preceding paragraph) or any review (under this Sub-Clause or otherwise) shall not relieve the Contractor from any obligation or responsibility.

Contractor’s Undertaking	5.3		The Contractor undertakes that the design, the Contractor’s Documents, the execution and the completed Works will be in accordance with:

		(a)	the Laws in the Country, and

		(b)	the documents forming the Contract, as altered or modified by Variations.

As-Built Drawings	5.4	The Contractor shall prepare, and keep up-to-date, a complete set of “as-built” records of the execution of the Works, showing the exact “as-built” locations, sizes and details of the work as executed, with cross references to relevant specifications and data sheets. These records shall be kept on the Site and shall be used exclusively for the purposes of this Sub-Clause. Two copies shall be submitted to the Employer’s Representative prior to the commencement of the Tests on Completion.

In addition, the Contractor shall prepare and submit to the Employer’s Representative “as-built” drawings of the Works, showing all Works as executed. The drawings shall be prepared as the Works proceed, and shall be submitted to the Employer’s Representative for his inspection. The Contractor shall obtain the consent of the Employer’s Representative as to their size, the referencing system, and other pertinent details.

Prior to the issue of any Taking-Over Certificate, the Contractor shall submit to the Employer’s Representative one electronic copy (eg Autocad), one full-size original copy, one electronic copy and three (3) printed copies of the relevant “as-built” drawings and any further Construction Documents specified in the Employer’s Requirements. The Works shall not be considered to be completed for the purposes of taking-over under

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		Sub-Clause 10.1 until such documents have been submitted to the Employer’s Representative.

Operation and Maintenance Manuals	5.5	Prior to commencement of the Tests on Completion, the Contractor shall prepare, and submit to the Employer’s Representative, operation and maintenance manuals in accordance with the Employer’s Requirements and in sufficient detail for the Employer to operate, maintain, dismantle, reassemble, adjust and repair the Works. The Works shall not be considered to be completed for the purposes of taking-over under Sub-Clause 10.1 until such operation and maintenance manuals have been submitted to the Employer’s Representative.

Error by Contractor	5.6	If errors are found in the Construction Documents, they and the Works shall be corrected at the Contractor’s cost.

Patent Rights	5.7	The Contractor shall indemnify the Employer against all claims of infringement of any patent, registered design, copyright, trade mark or trade name, or other intellectual property right, if:

		(a) the claim or proceedings arise out of the construction, manufacture or use of the Works;

		(b) the infringement (or allegation of infringement) was not the result of part (or all) of the Works being used for a purpose other than that indicated by, or reasonably to be inferred from, the Contract;

		(c) the infringement (or allegation of infringement) was not the result of part (or all) of the Works being used in association or combination with any thing not supplied by the Contractor, unless such association or combination was disclosed to the Contractor prior to the Base Date or is stated in the Contract; and

		(d) the infringement (or allegation of infringement) was not the unavoidable result of the Contractor’s compliance with the Employer’s Requirements.

		The Contractor shall be promptly notified of any claim under this Sub-Clause made against the Employer. The Contractor may, at his cost, conduct negotiations for the settlement of such claim, and any litigation or arbitration that may arise from it. The Employer or the Employer’s Representative shall not make any admission which might be prejudicial to the Contractor, unless the Contractor has failed to take over the conduct of the negotiations, litigation or arbitration within a reasonable time after having been so requested.

		Except to the extent that the Employer agrees otherwise, the Contractor shall not make any admission which might be prejudicial to the Employer, until the Contractor has given the Employer such reasonable security as the Employer may require. The security shall be for an amount which is an assessment of the compensation, damages, charges and costs for which the

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			Employer may become liable, and to which the indemnity under this Sub-Clause applies.

			The Employer shall, at the request and cost of the Contractor, assist him in contesting any such claim or action, and shall be repaid all reasonable costs incurred.

6	Staff and Labour

	Engagement of Staff and Labour	6.1	The Contractor shall make his own arrangements for the engagement of all staff and labour, local or otherwise, and for their payment, housing, feeding and transport. The Contractor shall designate the Key Personnel to execute, complete and test the Works during the Contract Period. The designation of the Key Personnel shall be subject to the approval of the Employer. The Contractor shall commit the designated Key Personnel to working full time on the Works. The Contractor shall not change the designated Key Personnel without the prior consent of the Employer.

	Rates of Wages and Conditions of Labour	6.2	The Contractor shall pay rates of wages, and observe conditions of labour, not of less favourable than those established for the trade or industry where the work labour is carried out. If no such established rates or conditions are applicable, the Contractor shall pay rates of wages and observe conditions not less favourable than the general level of wages and conditions observed by employers whose trade or industry is similar to that of the Contractor.

	Persons in the Service of Employer	6.3	During the Contract Period, the Contractor shall not recruit, or attempt to recruit, staff and labour from amongst the Employer’s Personnel. During the Contract Period, the Employer shall not recruit, or attempt to recruit, staff and labour from amongst the Contractor’s Personnel.

	Labour Laws	6.4	The Contractor shall comply with all the relevant labour laws applying to his employees, and shall duly pay and afford to them all their legal rights. The Contractor shall require all such employees to obey all applicable laws and regulations concerning safety at work.

	Working Hours	6.5	Work shall be carried out as needed by the Contractor to meet the timing requirements of the Contract, subject to compliance with any local and national laws that would limit this. The Contractor is responsible for ascertaining if there are any such laws, and for complying with them. The Contract Sum covers all hours worked by the Contractor.

	Facilities for Staff and Labour	6.6	The Contractor shall provide and maintain all necessary accommodation and welfare facilities for his (and his Sub contractor’s) staff and labour. The Contractor shall also provide the facilities specified in the Employer’s Requirements, for the Employer's and Employer’s Representative’s personnel. The Contractor shall not permit any of his employees to maintain

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		any temporary or permanent living quarters within the structures forming part of the Works.

Health and Safety	6.7	Precautions shall be taken by the Contractor to ensure the health and safety of his staff and labour. The Contractor shall, in collaboration with and to the requirements of the local health authorities, ensure that medical staff, first aid facilities, sick bay and ambulance service are available at the accommodation and on the Site at all times, and that suitable arrangements are made for all necessary welfare and hygiene requirements and for the prevention of epidemics. The Contractor shall maintain records and make reports concerning health, safety and welfare of persons, and damage to property, as required by the Employer’s Requirements.

Contractors’ Superintendence	6.8	The Contractor shall provide all necessary superintendence during the execution of the Works, and as long thereafter as the Employer’s Representative may consider necessary for the proper fulfilling of the Contractor’s obligations under the Contract. Such superintendence shall be given by sufficient persons having adequate knowledge of the operations to be carried out (including the methods and techniques required, the hazards likely to be encountered and methods of preventing accidents) for the satisfactory and safe execution of the Works.

Contractor’s Personnel	6.9	The Contractor shall employ (or cause to be employed) only persons who are careful and appropriately qualified, skilled and experienced in their respective trades or occupations. The Employer’s Representative may require the Contractor to remove (or cause to be removed) any person employed on the Site or Works, including the Contractor’s Representative, who in the opinion of the Employer’s Representative:

		(a) persists in any misconduct,

		(b) is incompetent or negligent in the performance of his duties,

		(c) fails to conform with any provisions of the Contract, or

		(d) persists in any conduct which is prejudicial to safety, health, or the protection of the environment.

		If appropriate, the Contractor shall then appoint (or cause to be appointed) a suitable replacement person.

Disorderly Conduct	6.10	The Contractor shall at all times take all reasonable precautions to prevent any unlawful, riotous or disorderly conduct by or amongst his staff and labour, and to preserve peace and protection of persons and property in the neighbourhood of the Works against such conduct.

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7	Plant, Materials and Workmanship

	Manner of Execution	7.1	All Plant and Materials to be supplied shall be manufactured, and all work to be done shall be executed, in the manner set out in the Contract. Where the manner of manufacture and execution is not set out in the Contract, the work shall be executed in accordance with Employer’s Requirement, the Contract, applicable laws, rules and regulations and in a proper, workmanlike and careful manner, with properly equipped facilities and non-hazardous Materials, and in accordance with recognized good practice. All material in the original quotation with specific manufacturer and specifications and equipment should be confirmed by the Employer before being purchased by the Contractor.

	Delivery to and Storage at Site	7.2	The Contractor shall be responsible for procurement, transport, receiving, unloading and safekeeping of all Plant, Materials, Contractor’s Equipment and other things required for the completion of the Works. The Employer’s Representative may designate that Employer’s Supplies be kept in temporary warehousing, pending its installation, and the Contractor shall arrange for such warehousing at the expense of the Employer.

	Inspection	7.3	The Employer and the Employer’s Representative or such independent inspector as shall be appointed by the Employer or the Employer’s Representative shall be entitled, during manufacture, fabrication and preparation at any places where work is being carried out, to inspect, examine and test the materials and workmanship, and to check the progress of manufacture, of all Plant and Materials to be supplied under the Contract. The Contractor shall give them full opportunity to inspect, examine, measure and test any work on Site or wherever carried out.

			The Contractor shall give due notice to the Employer’s Representative whenever such work is ready, before packaging, covering up or putting out of view. The Employer’s Representative shall then either carry out the inspection, examination, measurement or testing without unreasonable delay, or notify the Contractor that it is considered unnecessary. If the Contractor fails to give such notice, he shall, when required by the Employer’s Representative, uncover such work and thereafter reinstate and make good at his own cost. No inspection, examination and testing shall release the Contractor from any obligation under the Contract.

	Testing	7.4	If the Contract provides for tests, other than the Tests after Completion, the Contractor shall provide all documents and other information necessary for testing and such assistance, labour, materials, electricity, fuel, stores, apparatus and instruments as are necessary to carry out such tests efficiently.

			The Contractor shall agree, with the Employer’s Representative, the time and place for the testing of any Plant

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			and other parts of the Works as specified in the Contract. The Employer’s Representative shall give the Contractor not less than 24 hours’ notice of his intention to attend the tests. The Contractor shall provide sufficient suitably qualified and experienced staff to carry out the tests specified in the Contract.

			If the Employer’s Representative does not attend at the time and place agreed, or if the Contractor and the Employer’s Representative shall not attend, the Contractor may proceed with the tests, unless the Employer’s Representative instructs the Contractor otherwise. Such tests shall be deemed to have been made in the Employer’s Representative’s presence.

	Rejection	7.5	If, as a result of inspection, examination or testing, the Employer’s Representative decides that any Plant, Materials, or workmanship is defective or otherwise not in accordance with the Contract, the Employer’s Representative may reject such Plant, Materials, or workmanship and shall notify the Contractor promptly, stating his reasons. The Contractor shall then promptly make good the defect and ensure that the rejected item complies with the Contract.

			If the Employer’s Representative requires such Plant, Materials, or workmanship to be retested, the tests shall be repeated under the same terms and conditions. If such rejection and retesting cause the Employer to incur additional costs, such costs shall be recoverable from the Contractor by the Employer, and may be deducted by the Employer from any monies due, or to become due, to the Contractor.

			If Contractor does not accept the Employer’s inspection results, the Contractor can ask a third party to provide inspection, such third party to be agreed upon by both sides, and the inspection expenses should be paid by Contractor.

	Ownership of Plant and Materials	7.6	Each item of Plant and Materials shall become the property of the Employer at whichever is the earlier of the following times:
			(a) when it is delivered to Site;

			(b) when by virtue of Sub-Clause 8.9, the Contractor becomes entitled to payment of the value of the Plant and Material.

			In the case of the Employer’s Supplies provided in accordance with Sub-Clause 4.20, property therein shall pass to the Employer in accordance with their respective purchase orders.

8	Commencement, Delays and Suspension

	Commencement of Works	8.1	The Contractor shall commence the execution of the Works as soon as is reasonably possible after the receipt of the Phase work instruction for each phase of the Works from the Employer’s Representative. The Phase work instructions for

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each phase of the Works shall be issued according to the milestone payment program after the Effective Date provided the Employer has received the parent company guarantee and performance bond in accordance with Sub-Clauses 1.14 and 4.2 respectively; provided, however, that the Employer may determine not to issue any Phase work instruction or release a phase under the Project Purchase Order in its sole discretion, without any liability to Contractor or any other party. Upon receipt of the Phase work instruction instructing the Contractor to do so, the Contractor shall proceed with the Works for such phase with due expedition and without delay, until completion.

Time for Completion	8.2	The whole of the Works, and each Section (if any), shall be completed and shall have passed the Tests on Completion within the Time for Construction Completed for the Works or such Section (as the case may be).

Extension of Time for Completion	8.3	The Contractor may apply for an extension of the Time for Completion if he is or will be delayed either before or after the Time for Completion by any of the following causes:

		(a)	a Variation (unless an adjustment to the Time for Completion is agreed under Sub-Clause 14.3),

		(b)	a force majeure event (as defined in Sub-Clause 19. 1),

		(c)	a cause of delay giving an entitlement to extension of time under a Sub-Clause of these Conditions, unless the Contractor has not complied with such Sub-Clause,

		(d)	sub-surface conditions on the Site, which are exceptionally adverse and were not (by the Base Date) foreseeable by an internationally experienced contractor,

		(e)	any delay, impediment or prevention by the Employer, which is a breach of Employer’s obligations under this Agreement,

		(f)	The Phase work instruction for one or more phases is not issued according to progress program (or is issued with a delay or stop Works instruction) and/or the down payment is not received, or

		(g)	Government stop and delay the Works.

If the Contractor intends to apply for an extension of the Time for Completion, the Contractor shall give notice to the Employer’s Representative of such intention as soon as possible and in any event within 28 days of the start of the event giving rise to the delay, together with any other notice required by the Contract and relevant to such cause. The Contractor shall keep such contemporary records as may be necessary to substantiate any application, either on the Site or at another location acceptable to the Employer’s Representative, and such other records as may reasonably be requested by the Employer’s Representative. The

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		Contractor shall permit the Employer’s Representative to inspect all such records, and shall provide the Employer’s Representative with copies as required.

		Within 28 days of the first day of such delay (or such other period as may be agreed by the Employer’s Representative), the Contractor shall submit full supporting details of his application. Except that, if the Contractor cannot submit all relevant details within such period because the cause of delay continued for a period exceeding 7 days, the Contractor shall submit interim details at intervals of not more than 28 days (from the first day of such delay) and full and final supporting details of his application within 21 days of the last day of delay.

		The Employer’s Representative shall proceed in accordance with Sub-Clause 3.5 to agree or determine either prospectively or retrospectively such extension of the Time for Completion as may be due. The Employer’s Representative shall notify the Contractor accordingly. When determining each extension of time, the Employer’s Representative shall review his previous determinations and may revise, but shall not decrease, the total extension of time.

Delays Caused by Authorities	8.4	If the following conditions apply, namely:
		(a) the Contractor has diligently followed the procedures laid down by the relevant legally constituted public authorities in the Country,

		(b) such authorities delay, impede or prevent the Contractor, and

		(c) the resulting delay to the Works was not (by the Base Date) foreseeable by an experienced contractor, then such delay will be considered as a cause of delay giving an entitlement to extension of time under Sub-Clause 8.3.

Rate of Progress	8.5	If, at any time, the Contractor’s actual progress falls behind the programme referred to in Sub-Clause 4.14, or it becomes apparent that it will so fall behind, the Contractor shall submit to the Employer’s Representative a revised programme taking into account the prevailing circumstances. The Contractor shall, at the same time, notify the Employer’s Representative of the steps being taken to expedite progress, so as to achieve completion within the Time for Completion.

		If any steps taken by the Contractor in meeting his obligations under this Sub-Clause cause the Employer to incur additional costs, such costs shall be recoverable from the Contractor by the Employer, and may be deducted by the Employer from any monies due, or to become due, to the Contractor.

Liquidated Damages	8.6	If the Contractor fails to comply with Sub-Clause 8.2, the

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for Delay		Contractor shall pay to the Employer liquidated damages on the following basis:

(a)    For the first two weeks of delay no liquidated damage imposed, subject to the Contractor informing the Employer’s Representative in writing not less than two weeks before the due Completion Date that he will be unable to complete on time

(b)    For the subsequent two weeks, three one-hundredths of one per cent (0.03%/day) of the Contract Price as liquidated damages for such default (which sum shall be the only monies due from the Contractor for such default) for every day or part of a day which shall elapse between the relevant Time for Completion and the date stated in the Taking-Over Certificate for the whole of the Works, and

(c)    On the delay from fourth weeks, five on-hundredths of one per cent (0.05%/day) of the Contract Price as above (i.e., for each day or part of day); except that the total payment of liquidated damages shall not exceed five per cent (5%) of the Contract Price.

		The Employer may, without prejudice to any other method of recovery, deduct the amount of such damages from any monies due, or to become due, to the Contractor. In the event of an extension of time being granted under Sub-Clause 8.3, the amount due under this Sub-Clause shall be recalculated accordingly, and any over-payment refunded. The payment or deduction of such damages shall not relieve the Contractor from his obligation to complete the Works, or from any other of his duties, obligations or responsibilities under the Contract.

		At any time after the Employer has become entitled to liquidated damages, the Employer’s Representative may give notice to the Contractor under Sub-Clause 15.1, requiring the Contractor to complete within a specified reasonable time for completion. Such action shall not prejudice the Employer’s entitlements to payment under this Sub-Clause and to terminate under Sub-Clause 15.2.

Suspension of Work	8.7	The Employer’s Representative may at any time instruct the Contractor to suspend progress of part or all of the Works. During suspension, the Contractor shall protect, store and secure such part or the Works against any deterioration, loss or damage. For detail see Sub-Clause 8.8 and 8.9.

Consequences of Suspension	8.8	If the Contractor suffers delay and/or incurs Cost in following the Employer’s Representative’s instructions under Sub-Clause 8.7, and in resumption of the work, and if such delay and/or Cost was not (by the Base Date) foreseeable by an experienced

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		contractor, the Contractor shall give notice to the Employer’s Representative, with a copy to the Employer. After receipt of such notice the Employer’s Representative shall proceed in accordance with Sub-Clause 3.5 to agree or determine:

		(a) any extension of time to which the Contractor is entitled under Sub-Clause 8.3, and

		(b) the amount of such Cost, which shall be added to the Contract Price,

		and shall notify the Contractor accordingly. Except that the Contractor shall not be entitled to such extension and payment of Cost if the suspension is due to a cause attributable to the Contractor, is necessitated by a Contractor’s risk as defined in Sub-Clause 17.5, or is for a phase that had not yet been released to begin by Employer by a Phase work instruction.

		The Contractor shall not be entitled to extension of time for, or payment of the costs incurred in, making good any deterioration, defect or loss caused by faulty workmanship or materials, or by the Contractor’s failure to take the measures specified in Sub-Clause 8.7.

Payment for Plant and Materials in Event of Suspension	8.9	The Contractor shall be entitled to payment for Plant and/or Materials which have not been delivered to Site, if the work on Plant or delivery of Plant and/or Materials has been suspended for more than 28 days. This entitlement shall be to payment of the value of such Plant and/or Materials as at the date of suspension, if:

		(a) the Contractor has marked the Plant and/or Materials as the Employer’s property in accordance with the Employer’s Representative’s instructions, and

		(b) the suspension is not due to a cause attributable to the Contractor; and

		(c) was for a phase which had been released to begin pursuant to Employer’s Phase work instructions.

Prolonged Suspension	8.10	If suspension under Sub-Clause 8.7 has continued for more than one hundred (100) days, and the suspension is not due to a cause attributable to the Contractor and was for a phase which had been released to begin pursuant to Employer’s Phase work instructions, the Contractor may by notice to the Employer’s Representative require permission to proceed within 28 days. If permission is not granted within that time, the Contractor may treat the suspension as an omission under Clause 14 of the affected part of the Works. If such suspension affects the whole of the Works, the Contractor may terminate his employment, under Sub-Clause 16.2.

Resumption of Work	8.11	After receipt of permission or of an instruction to proceed, the Contractor shall, after notice to the Employer’s Representative,

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			and together with the Employer’s Representative, examine the Works and the Plant and Materials affected by the suspension. The Contractor shall make good any deterioration or defect in or loss of the Works or Plant or Materials, which has occurred during the suspension.

9	Tests on Completion

	Contractor’s Obligations	9.1	The Contractor shall carry out the Tests on Completion in accordance with this Clause and Sub-Clause 7.4, after providing the documents in accordance with Sub-Clauses 5.6 and 5.7. The Contractor shall give, to the Employer’s Representative, 21 days’ notice of the date after which the Contractor will be ready to carry out the Tests on Completion. Unless otherwise agreed, such Tests shall be carried out within 14 days after this date, on such day or days as the Employer’s Representative shall instruct.

			In considering the results of the Tests on Completion, the Employer’s Representative shall make allowances for the effect of any use of the Works by the Employer on the performance or other characteristics of the Works. As soon as the Works, or a Section, have passed the Tests on Completion, the Contractor shall provide the Employer’s Representative and the Employer with a certified report of the results of all such Tests.

	Delayed Tests	9.2	If the Tests on Completion are being unduly delayed by the Contractor, the Employer’s Representative may by notice require the Contractor to carry out such Tests within 21 days after the receipt of such notice. The Contractor shall carry out such Tests on such day or days within that period as the Contractor may fix and of which he shall give notice to the Employer’s Representative.

			If the Contractor fails to carry out the Tests on Completion within 21 days, the Employer’s Representative may himself proceed with such Tests. All such Tests so carried out by the Employer’s Representative shall be at the risk and cost of the Contractor. These Tests on Completion shall then be deemed to have been carried out in the presence of the Contractor and the results of such Tests shall be accepted as accurate.

	Retesting	9.3	If the Works, or a Section, fail to pass the Tests on Completion, Sub-Clause 7.5 shall apply, and the Employer’s Representative or the Contractor may require such failed Tests, and the Tests on Completion on any related work, to be repeated under the same terms and conditions.

	Failure to Pass Tests on Completion	9.4	If the Works, or a Section, fail to pass the Tests on Completion repeated Sub-Clause 9.3, the Employer’s Representative shall be entitled to:
			(a) order further repetition of Tests on Completion under Sub-Clause 9.3;

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			(b)	reject the Works or Section (as the case may be), in which event the Employer shall have the same remedies against the Contractor as are provided under Clause 15; or

			(c)	issue a Taking-Over Certificate, the Contractor shall proceed in accordance with all other obligations under the Contract, and the Contract Price shall be reduced by such amount as shall be appropriate to cover the reduced value to the Employer as a result of this failure. Unless the relevant reduction for this failure is stated (or its method of calculation is defined) in the Contract, the Employer may require the reduction to be (i) agreed by both Parties (in full satisfaction of this failure only) and paid before this Taking-Over Certificate is issued, or (ii) determined and paid under Sub-Clause 2.6 and Sub-Clause 3.5

10	Employer's Taking Over

	Taking-Over Certificate	10.1	Except as stated in Sub-Clause 9.4, the Works shall be taken over by the Employer when they have been completed in accordance with the Contract (except as described in sub-paragraph (a) below), have passed the Tests on Completion and the Taking-Over Certificate for the whole of the Works has been issued, or has deemed to have been issued in accordance with this Sub-Clause. If the Works are divided into Sections, the Contractor shall be entitled to apply for a Taking-Over Certificate for each Section.

The Contractor may apply by notice to the Employer's Representative for a Taking-Over Certificate not earlier than 14 days before the Works or Section (as the case may be) will, in the Contractor's opinion, be complete and ready for taking over. The Employer's Representative shall, within 14 to 28 days after the receipt of the Contractor's application:

			(a)	issue the Taking-Over Certificate to the Contractor, stating the date on which the Works or Section were completed in accordance with the Contract (except for minor outstanding work that does not affect the use of the Works or Section for their intended purpose) including passing the Tests on Completion; or

			(b)	reject the application, giving his reasons and specifying the work required to be done by the Contractor to enable the Taking-Over Certificate to be issued: the Contractor shall then complete such work before issuing a further notice under this Sub-Clause.

	Use by The Employer	10.2	The Employer shall not use any part of the Works unless the Employer’s Representative has issued a Taking-Over Certificate for such part. If a Taking-Over Certificate has been issued for any part of the Works (other than a Section), the liquidated damages for delay in completion of the remainder of the Works (and of the Section of which it forms

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			part) shall, for any period of delay after the date stated in such Taking-Over Certificate, be reduced in the proportion which the value of the part so certified bears to the value of the Works or Section (as the case may be); such values shall be determined by the Employer’s Representative in accordance with the provisions of Sub-Clause 3.5 The provisions of this paragraph shall only apply to the rate of liquidated damages under Sub-Clause 8.6, and shall not affect the limit of such damages.

			After the Employer’s Representative has issued a Taking-Over Certificate for a part of the Works, the Contractor shall be given the earliest opportunity to take such steps as may be necessary to carry out outstanding Tests on Completion, and the Contractor shall carry out such Tests on Completion as soon as practicable, before the expiry of the Contract Period.

	Interference with Tests on Completion	10.3	If the Contractor is prevented from carrying out the Tests on Completion by a cause for which the Employer (or another contractor employed by the Employer) is responsible, the Contractor shall be entitled to an extension of time under Sub- Clause 8.3 to complete the Tests on Completion.

11	Tests after Completion

	Employer’s Obligations	11.1	If Tests after Completion are specified in the Contract, this Clause shall apply. The Employer shall provide the necessary labour, materials, electricity, fuel and water, and shall carry out the Tests after Completion in accordance with the manuals provided by the Contractor under Sub-Clause 5.7 and such guidance as the Contractor may be required to give during the course of such Tests.

			The Tests after Completion shall be carried out as soon as is reasonably practicable after the Works, or Section, have been taken over by the Employer. The Employer shall give to the Contractor 21 days’ notice of the date after which the Tests after Completion will be carried out. Unless otherwise agreed, such Tests shall be carried out within 14 days after this date, on the day or days determined by the Employer. If the Contractor does not attend at the time and place agreed, the Employer may proceed with the Tests after Completion, which shall be deemed to have been made in the Contractor’s presence, and the Contractor shall accept the readings as accurate.

			The results of the Tests after Completion shall be compiled and evaluated by the Employer and the Contractor. Any effect on the results of the Tests after Completion which can reasonably be shown to be due to the prior use of the Works by the Employer shall be taken into account in assessing such results.

	Delayed Tests	11.2	If the Contractor incurs additional Cost as a result of any unreasonable delay by the Employer in carrying out the Tests

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		after Completion, such Cost plus reasonable profit (refer to marketing average price and approve by both sides) shall be determined by the Employer’s Representative in accordance with the provisions of Sub-Clause 3.5 and shall be added to the Contract Price.

		If, for reasons due to the fault of the Employer, a Test after Completion on the Works or any Section cannot be completed during the Contract Period (or any other period agreed upon by the Employer and the Contractor), then the Works or such Section shall be deemed to have passed such Test after Completion.

Retesting	11.3	If the Works, or a Section, fail to pass the Tests after Completion, the Employer or the Contractor may require such failed Tests, and the Tests after Completion on any related work, to be repeated under the same terms and conditions. If such failure and retesting result from a default of the Contractor and cause the Employer to incur additional costs, such costs shall be recoverable from the Contractor by the Employer, and may be deducted by the Employer from any monies due, or to become due, to the Contractor.

Failure to Pass Tests after Completion	11.4	If the Contractor fails to remedy any defect or damage within a reasonable time, a date may be fixed by the Employer, on or by which the defect or damage is to be remedied. The Contractor shall be given reasonable notice of this date.

		If the Contractor fails to remedy the defect or damage by the notified date and this remedial work was to be executed at the cost of the Contractor under Sub-Clause 12.2 [Cost of Remedying Defects], the Employer may (at his option):

	(a)	carry out the work himself or by others, in a reasonable manner and at the Contractor’s cost, but the Contractor shall have no responsibility for this work; and the Contractor shall subject to Sub-Clause 2.6 pay to the Employer the costs reasonably incurred by the Employer in remedying the defect or damage;

	(b)	agree or determine a reasonable reduction in the Contract Price in accordance with Sub-Clause 3.5 or

	(c)

if the defect or damage deprives the Employer of substantially the whole benefit of the Works or any major part of the Works, terminate the Contract as a whole, or in respect of such major part which cannot be put to the intended use. Without prejudice to any other rights, under the Contract or otherwise, the Employer shall then be entitled to recover all sums paid for the Works or for such

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			part (as the case may be), plus financing costs and the cost of dismantling the same, clearing the Site and returning Plant and Materials to the Contractor.
12	Defects Liability

	Completion of Outstanding Work and Remedying Defects	12.1	In order that the Construction Documents and the Works shall be in the condition required by the Contract (fair wear and tear excepted) at, or as soon as practicable after, the expiry of the Contract Period, the Contractor shall:
			(a) complete any work which is outstanding on the date stated in a Taking Over Certificate, as soon as practicable after such date, and

			(b) execute all work of amendment, reconstruction, and remedying defects in or damage to any part of the Works which may appear or occur before or during the Contract Period, as may be instructed by the Employer or the Employer’s Representative during the Contract Period or within fourteen (14) days after its expiration.

			If any such defect appears or damage occurs, the Employer or the Employer’s Representative shall promptly notify the Contractor in writing. The Contractor shall immediately commence corrective action to make good the defect or damage and shall proceed to prosecute such corrective action with all due diligence.

	Cost of Remedying Defects	12.2	All work referred to in Sub-Clause 12.1(b) shall be executed by the Contractor at his own cost, unless the necessity for such work is due to a defect cause by Employer.

			If such necessity is due to a defect caused by Employer, the Employer’s Representative shall notify the Contractor accordingly and seek agreement to an adjustment to the Contract Price. In this event, Sub-Clause 14.3 shall apply to such work.

	Extension of Contract Period	12.3A	The Contract Period shall be extended by a period equal to the sum of any periods, after the Works are taken-over, during which the Works or any Section or item of Plant cannot be used, for the purposes for which they are intended, by reason of a defect or damage; except that the Contract Period shall not be extended by more than one year.

			In addition, where any such defect of damage is remedied in accordance with Sub-Clause 12.1, the Contract Period, in respect of all replacements or renewals, shall be extended by a period equal to the original Contract Period, as if the replacements and renewals had been taken over on the date they were completed except that the Contract Period shall not

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		be extended by more than one year.

	12.3B	The provision of this Clause 12 shall apply in all respects to any Latent Defect/Damage and all references “defects” and “damage” shall be read as “Latent Defect/Damage” and all references to “Contract Period” shall be read as “Latent Defect/Damage Contract Period”.

Failure to Remedy Defects	12.4	If the Contractor fails to remedy any defect or damage within a reasonable time, the Employer or the Employer’s Representative may fix a date on or by which to remedy the defect or damage, and give the Contractor reasonable notice of such date.

		If the Contractor fails to remedy the defect or damage by such date and the necessity for such work is due to a cause stated in Sub-Clause 12.2(a), (b) or (c), the Employer may (at his sole discretion):

		(a) carry out the work himself or by others, in a reasonable manner and at the Contractor’s risk and cost, but the Contractor shall have no responsibility for such work: the costs properly incurred by the Employer in remedying the defect or damage shall be recoverable from the Contractor by the Employer;

		(b) require the Employer’s Representative to determine and certify a reasonable reduction in the Contract Price; or

		(c) if the defect or damage is such that the Employer has been deprived of substantially the whole of the benefit of the Works or parts of the Works, terminate the Contract in respect of such parts of the Works as cannot be put to the intended use: the Employer shall then be entitled to recover all sums paid for such parts of the Works together with the cost of dismantling the same, clearing the Site and returning Plant and Materials to the Contractor, and Sub-Clause 15.1 shall not apply.

Removal of Defective Work	12.5	If the defect or damage is such that it cannot be remedied expeditiously on the Site, the Contractor may, with the consent of the Employer’s Representative or the Employer, remove from the Site for the purposes of repair any part of the Works which is defective or damaged.

Further Tests	12.6	If the remedying of any defect or damage is such that it may affect the performance of the Works, the Employer may require that Tests on Completion or Tests after Completion, or both, be repeated to the extent necessary. The requirement shall be made by notice within 28 days after the defect or damage is remedied. Such Tests shall be carried out in accordance with Clause 9 or Clause 11 (as the case may be).

Right of Access	12.7	Until the Performance Certificate has been issued, the Contractor shall have the right of access to all parts of the

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			Works and to records of the working and performance of the Works, except as may be inconsistent with any reasonable security and safety restrictions by the organisation responsible for operating the Works. Such right of access shall be during the Employer’s normal working hours and at the Contractor’s risk and cost and shall be exercised in a manner so as to minimise the impact on the operation and maintenance of the works and shall be exercised having full regard to the Employer’s operational requirements and in consultation with the Employer’s Representative.

	Contractor to Search	12.8	The Contractor shall, if required by the Employer’s Representative, search for the cause of any defect, under the direction of the Employer’s Representative. Unless the defect is one for which the Contractor is liable, the Cost of such search, plus reasonable profit, shall be added to the Contract Price.

	Performance Certificate	12.9	The Contract shall not be considered to be completed until the Performance Certificate has been signed by the Employer’s Representative and delivered to the Contractor, stating the date on which the Contractor completed his obligations to the Employer’s Representative’s satisfaction.

			The Performance Certificate shall be given by the Employer’s Representative by the date 28 days after the expiry of the Latent Defect/Damage Contract Period, or as soon after such date as the Contractor has remedied any defects.

			Only the Performance Certificate shall be deemed to constitute approval of the Works.

	Unfulfilled Obligations	12.10	After the Performance Certificate has been issued, the Contractor and Employer shall remain liable for the fulfilment of any obligation which remains unperformed at that time. For the purposes of determining the nature and extent of any such obligation, the Contract shall be deemed to remain in force.

13	Contract Price and Payment

	The Contract Price	13.1

		(a)	The whole project shall be divided into 10 phases (detail shall refer to Annex 2.7 milestone payment). The payment of each phase shall follow the Employer’s issuance of a Phase work instruction for such phase. The initiation of each phase of Works and / or the request for the initial payment for a phase shall be confirmed by the Employer or his Representative in writing on or before the start dateline of each phase. The Employer shall arrange for the initial payment for a phase in compliance with the payment arrangements in Annex 2.7 (Milestones) within 7 working days upon the approval of such request. The Contractor shall initiate the related phase once the Employer issues the Employer’s Phase work instruction authorizing the start of such phase.

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Progress Payment : The Contractor shall submit the progress report which has been confirmed in writing by the Employer’s Representative, Project managers of the Work, Procurement Manager and the Supervisor Company of the Work when the Contractor apply for payment of each finished phase.

If the prices of essential construction materials hike 15% above the price quoted in ’09 March (as specified in Annex 2.3) during the Work, the Contractor may, before a new Phase is initiated, request price negotiations with the Employer or his Representative about the increased price as well as the expected price adjustment of the next phase. During such price negotiations, the Contractor shall provide evidence/ official documents to support its quotation. If such application is verified to be true, the Employer may grant such adjustment on the basis of the price listed in Annex 2.3. The Employer shall therefore revise the Purchase Order and issue Phase work instruction with the new price when initiating a new phase. However, the change of essential construction materials price (no matter how much it is) shall not lead to any delay and/or suspension and/or termination of the Works. Neither Work delay nor any further price adjustment shall be permitted during a phase once the Employer’s Phase work instruction for such phase has been issued. Details as follows:

i. Main construction material including steel/ aluminium/copper:

a) If prices increase within 10% of amounts listed on Annex 2.3, Contractor will absorb all additional costs;

b) If prices increase above 10% of the amounts listed on Annex 2.3 but below 15%, Contractor will absorb 10% and the Employer shall absorb the balance above 10% up to 15%;

c) If price increase by more than 15%, both parties agree to re-negotiate the prices.

The Contractor is not allowed to start work before receiving a Phase work instruction for such phase.

(b)	the Contract Price shall not be adjusted for changes in the cost of labour, or other matters;

(c)	the Contractor shall pay all duties (including import duties) and taxes, and surcharges in consequence of his obligations under the Contract, and the Contract Price shall not be adjusted for such costs,

(d)	any quantities which may be set out in a schedule in the Employer’s Requirements are only estimated quantities and are not to be taken as the actual and correct quantities of the

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			Works to be executed by the Contractor in fulfilment of his obligations under the Contract (the Works shall follow the shop drawing which has been approved by Employer), and

		(e)	any quantities, prices or rates of payment per unit quantity which may be set out in a schedule in the Employer’s Requirements or herein are only to be used for the purposes of Variations.

		(f)	If this clause has some conflicts with local code and regulation, follow this contract clause on price.

Advance Payments	13.2	The Employer will make an interest-free advance payment to the Contractor for his mobilization and design. The total of such advance payment shall be set out in the Payment Milestones in Annex 2.7 and shall be made upon issue of the notice to commence referred to in Sub-Clause 8.1 or within seven (7) days after the Contractor has delivered, to the Employer, the parent company guarantee in accordance with Sub-Clause 1.14, the performance bond in accordance with Sub-Clause 4.2 and an advance payment bond in amounts and currencies equal to the advance payment, whichever is the later. Such advance payment bond shall be progressively reduced in accordance with the Payment Milestones in Schedule 2.7 in terms of the amount paid to the Contractor under each subsequent Interim Payment Certificates. Deductions shall commence in the Payment Certificate in which the total of all certified interim payments (excluding the advance payment and deductions and payment of retention) exceeds ten percent (10%) of the Accepted Contract Amount less Provisional Sums, and deduction shall be made at the amortisation rate of one quarter of the amount of each Payment Certificate (excluding the advance payment and deductions and repayment of retention) until such time as the advance payment has been repaid.

Application for Interim Payment Certificates	13.3	The Contractor shall submit a statement in three (3) copies to the Employer’s Representative after the end of each month, in a form approved by the Employer’s Representative, showing the amounts to which the Contractor considers himself to be entitled, based on the Payment Milestones. The statement shall include the following items, as applicable, which shall be expressed in the various currencies in which the Contract Price is payable, in the sequence listed:

		(a)	any other additions or deductions which may have become due in accordance with the Contract (including those under Clause 20), other than under Sub-Clause 8.6; and

		(b)	the deduction of the amounts certified in all previous Interim Payment Certificates.

Issue of Interim Payment Certificates	13.4	No amount will be certified or paid until the Employer has received, and approved, the parent company guarantee(s) in accordance with Sub-Clause 1.14 and the performance bond in

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		accordance with Sub-Clause 4.2. Thereafter, the Employer’s Representative shall, within seven (7) days of receiving a statement and supporting documents, deliver to the Employer with a copy to the Contractor an Interim Payment Certificate showing the amount which the Employer’s Representative considers to be due to the Contractor; if no payment is considered to be due, the Employer’s Representative shall promptly notify the Contractor accordingly.

		An Interim Payment Certificate shall not be withheld on account of:

		(a) defects: if any thing supplied or work done by the Contractor is not in accordance with the Contract, the cost of rectification or replacement shall be deducted by the Employer’s Representative from any amount otherwise due. If the Employer’s Representative consider the damage is serious, he can decide to refuse the payment to the Contractor until the damage has fixed.

		(b) part (only) of the payment applied for being disputed: in such case, a payment certificate shall be issued for the undisputed amount.

		The Employer’s Representative may in any payment certificate make any correction or modification that should properly be made to any previous certificate.

Payment	13.5	The Employer shall pay the amount certified in each Interim Payment Certificate within thirty (30) days from the date on which the Employer’s Representative received the Contractor’s statement and supporting documents and the Employer shall pay the amount certified in the Final Payment Certificate within thirty (30) days from the date of issue of the Certificate.

		The Contractor is required to set up a dedicated project account in Suzhou just for the Employer’s Contract. All funds paid by the Employer to the Contractor must be deposited into this account and funds can be withdrawn from this account only for the Works covered by this Contract. The Employer has a right to audit this account at any time. In the event if found the payment by the Employer is not used on the said contract, the Employer has right to:

	1.	Stop further payment, till the unspecified use of fund is return back to the specific account; and

	2.	Owner has right to claim penalty as accordingly to liquidated damage clause 8.6

Delayed Payment	13.6	If payment of any sum payable under Sub-Clause 13.5 is delayed, the Contractor shall be entitled to receive financing charges compounded monthly on the amount unpaid during the period of delay. These financing charges shall be calculated at the annual rate of one percent (1%) above the demand deposit

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		rates quoted by the Bank of China on the date when the payment under Sub-Clause 13.5 becomes due. The Contractor shall be entitled to such pay without formal notice and without prejudice to any other right or remedy.

Quality Insurance Payment	13.7	After whole Works are completed, the Employer will keep 5% payment as the quality insurance deposit which may be paid to the Contractor after deduction of the fixing fees by the Employer or outside constituent without interest.

Statement at Completion	13.8	Not later than 84 days after the issue of the Taking-Over Certificate for the whole of the Works, the Contractor shall submit, to the Employer’s Representative, three (3) copies of a statement at completion with supporting documents showing in detail, in the form approved by the Employer's Representative under Sub Clause 13.1:

		(a) the final value of all work done in accordance with the Contract up to the date stated in such Taking-Over Certificate,

		(b) any further sums which the Contractor considers to be due, and

		(c) an estimate of amounts which the Contractor considers will become due to him under the Contract.

		The estimated amounts shall be shown separately in such statement at completion. The Employer’s Representative shall certify payment under Sub-Clause 13.4.

Application for Final Payment Certificate	13.9	Not later than 56 days after the issue of the Performance Certificate, the Contractor shall submit to the Employer’s Representative three (3) copies of a draft final statement with supporting documents showing in detail, in a form approved by the Employer’s Representative:

		(a) the value of all work done in accordance with the Contract, and

		(b) any further sums which the Contractor considers to be due to him under the Contract or otherwise.

		If the Employer’s Representative disagrees with or cannot verify any part of the draft final statement, the Contractor shall submit such further information as the Employer’s Representative may reasonably require and shall make such changes in the draft as may be agreed between them. The Contractor shall then prepare and submit to the Employer’s Representative the final statement as agreed (for the purposes of these Conditions referred to as the “Final Statement”).

		If, following discussions between the Employer’s Representative and the Contractor and any changes to the draft

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			final statement which may be agreed between them, it becomes evident that a dispute exists, the Employer’s Representative shall deliver to the Employer (with a copy to the Contractor) an Interim Payment Certificate for those parts of the draft final statement which are not in dispute. The dispute may then be resolved under Clause 20, in which case the Contractor shall then prepare and submit to the Employer (with a copy to the Employer’s Representative) a Final Statement in accordance with the outcome of the dispute.

	Discharge	13.10	When submitting the Final Statement, the Contractor shall submit a written discharge which confirms that the total of the Final Statement represents full and final settlement of all monies due to the Contractor under the Contract. Such discharge may state that it shall become effective only after payment due under the Final Payment Certificate has been made and the performance security referred to in Sub-Clause 4.2 has been returned to the Contractor.

	Issue of Final Payment Certificate	13.11	The Employer’s Representative shall issue to the Employer, with a copy to the Contractor, the Final Payment Certificate within 28 days after receiving the Final Statement and written discharge in accordance with Sub-Clauses 13.9 and 13.10, stating:

			(a) the amount which is finally due, and

			(b)

after giving credit to the Employer for all amounts previously paid by the Employer and for all sums to which the Employer is entitled, other than under Sub-Clause 8.6,

the balance, if any, due from the Employer to the Contractor or from the Contractor to the Employer as the case may be.

			If the Contractor has not applied for a Final Payment Certificate in accordance with Sub-Clauses 13.9 and 13.10, the Employer’s Representative shall request the Contractor to do so. If the Contractor fails to make such an application within a period of 28 days, the Employer’s Representative shall issue the Final Payment Certificate for such amount as he considers to be due.

	Cessation of Employer’s Liability	13.12	The Employer shall not be liable to the Contractor for any matter or thing arising out of (or in connection with) the Contract or execution of the Works, unless the Contractor shall have included a claim for it in his Final Statement and (except for matters or things arising after the issue of the Taking-Over Certificate for the whole of the Works) in the statement at completion described in Sub-Clause 13.8.

14	Variations

	Right to Vary	14.1	Variations may be initiated by the Employer’s Representative at any time during the Contract Period, either by instruction or by a request for the Contractor to submit a proposal. If the

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		Employer’s Representative requests the Contractor to submit a proposal and subsequently elects not to proceed with the change, the Contractor shall be reimbursed for the Cost incurred, including decision services.

		The Contractor shall not make any alteration and/or modification of the Works, unless and until the Employer’s Representative instructs or approves a Variation in writing. If the Construction Documents or Works are not in accordance with the Contract, the rectification shall not constitute a Variation.

Value Engineering	14.2	The Contractor may, at any time, submit to the Employer’s Representative a written proposal which in the Contractor’s opinion will reduce the cost of constructing, maintaining or operating the Works, or improve the efficiency or value to the Employer of the completed Works, or otherwise be of benefit to the Employer. Any such proposal shall be prepared at the cost of the Contractor and shall include the items listed in Sub-Clause 14.3.

Variation Procedure	14.3	If the Employer’s Representative requests a proposal, prior to instructing a Variation, the Contractor shall submit as soon as practicable:

		(a) a description of the proposed and/or work to be performed and a programme for its execution,

		(b) the Contractor’s proposal for any necessary modifications to the programme according to Sub-Clause 4.14, and

		(c) the Contractor’s proposal for adjustment to the Contract Price, Time for Completion and/or modifications to the Contract. The Employer’s Representative shall, as soon as practicable after receipt of such proposals, respond with approval, rejection or comments. The official revised order will serve as instruction to proceed, but the Contractor is allowed to start the phase work when the Employer released the Phase work instruction to the Contractor.

		If the Employer’s Representative instructs or approves a Variation, he shall proceed in accordance with Sub-Clause 3.5 to agree or determine adjustments to the Contract Price/ Purchase Order and/or Time for Completion. Adjustment of the Contract Price shall be fair and reasonable and consistent with all unit rates stated in the Employer’s Requirements, include reasonable preliminaries, overheads and profit, and shall take account of the Contractor’s submissions under Sub-Clause 14.2 if applicable. The Contractor shall supply sufficient details of his costs for such Variation, based on fair and reasonable market prices, to enable the Employer to determine such adjustments. When contract price need to revise, the Contractor and the Employer should negotiate the variety according to the construction material price in March 2009 and material price of the day(see attached file 2.3)

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The negotiation of the materials price change should not serve as a reason of delay to the project schedule.
15	Default of Contractor

	Notice to Correct	15.1	If the Contractor fails to carry out any of his obligations, or if the Contractor is not executing the Works in accordance with the Contract, the Employer’s Representative may give notice to the Contractor requiring him to make good such failure and remedy the same within a specified reasonable time.

	Termination	15.2	If the Contractor:

			(a)	fails to comply with a notice under Sub-Clause 15.1,

			(b)	abandons or repudiates the Contract,

			(c)	without reasonable excuse fails:

(i) to commence the Works in accordance with Sub-Clause 8.1,

(ii) to proceed with the Works in accordance with Clause 8, or

(iii) to demonstrate that sufficient capability is employed in the of the Works to achieve completion within the Time for Completion,

			(d)	becomes bankrupt or insolvent, goes into liquidation, has a receiving or administration order made against him, compounds with his creditors, or carries on business under a receiver, trustee or manager for the benefit of his creditors, or if any act is done or event occurs which (under any applicable law) has a similar effect to any of these acts or events,

			(e)	fails to comply with a notice issued under Sub-Clause 7.5 within 28 days after having received it, or

			(f)	assigns the Contract or subcontracts the Works without the required consent.

then the Employer may, after having given 14 days’ notice to the Contractor, terminate the Contractor’s employment under the Contract and expel him from the Site. The Contractor shall then deliver all Construction Documents, and other documents made by or for him, to the Employer’s Representative. The Contractor shall not be released from any of his obligations or liabilities under the Contract and shall be liable to the Employer for all loss suffered and costs incurred by the Employer as a result of such termination, including any close associated with substitute performance. The rights and

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		authorities conferred on the Employer and the Employer’s Representative by the Contract shall not be affected.

		The Employer may upon such termination complete the Works himself and/or by any other contractor. The Employer or such other contractor may use for such completion so much of the Construction Documents, other documents made by or on behalf of the Contractor, Contractor’s Equipment, Temporary Works, Plant and Materials as he or they may think proper. Upon completion of the Works, or at such earlier date as the Employer’s Representative thinks appropriate, the Employer’s Representative shall give notice that the Contractor’s Equipment and Temporary Works will be released to the Contractor at or near the Site. The Contractor shall remove or arrange removal of the same from such place without delay and at his cost.

Valuation at Date of Termination	15.3	The Employer’s Representative shall, as soon as possible after termination under Sub-Clause 15.2, determine and advise the Contractor of the value of the Construction Documents, Plant, Materials, Contractor’s Equipment and Works and all sums then due to the Contractor as at the date of termination.

Payment after Termination	15.4	After termination under Sub-Clause 15.2, the Employer shall not be liable to make any further payments to the Contractor until the costs of design, execution, completion and remedying of any defects, damages for delay in completion (if any), and all other costs incurred by the Employer, have been established.

		The Employer shall be entitled to recover from the Contractor the extra costs, if any, of completing the Works after allowing for any sum due to the Contractor under Sub-Clause 15.3. If there are no such extra costs, the Employer shall pay any balance to the Contractor.

Improper and Illegal Payments	15.5	If the Contractor, or any of his Subcontractors, agents or servants pays or offers to pay or authorises the payment of any money or anything of value (including any gift, gratuity or commission), directly or indirectly, to any person (whether a government official or private individual, including without limitation any employee of Employer) for the purpose of illegally or improperly inducing such person or official or any political party or official thereof. In addition to the rights described above, in such event Employer shall also be entitled to damages equal to 10 times of the offered amount plus any costs, losses or penalties suffered by Employer in connection therewith

		(a) to do or forbearing to do any action in relation to the Contract or any other contract with the Employer, or

		(b) to show or forbearing to show favour or disfavour to any person in relation to the Contract or to any other contract with the Employer,

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			then the Employer may, after having given 14 days’ notice to the Contractor, terminate the Contractor’s employment under the Contract and expel him from the Site, and the provisions of this Clause shall apply as if such termination and expulsion had been made under Sub-Clause 15.2.

16	Default of Employer

	Contractor’s Entitlement to Suspend Work	16.1	If the Employer fails to pay the Contractor the amount due under any certificate of the Employer’s Representative, and fails to explain why the Contractor is not entitled to such amount, within 21 days after the expiry of the time stated in Sub-Clause 13.8 within which payment is to be made, except for any deduction that the Employer is entitled to make under the Contract, the Contractor may suspend work or reduce the rate of work after giving not less than 7 days’ prior notice to the Employer (with a copy to the Employer’s Representative). Such action shall not prejudice the Contractor’s entitlements to payment under Sub-Clause 13.8 and to terminate under Sub-Clause 16.2.

			If the Contractor suspends work or reduces the rate of work, and the Employer subsequently pays the amount due (including payment in accordance with Sub-Clause 13.8), the Contractor’s entitlement under Sub-Clause 16.2 shall lapse in respect of such delayed payment, unless notice of termination has already been given, and the Contractor shall resume normal working as soon as is reasonably possible.

			If the Contractor suffers delay and/or incurs Cost as a result of suspending work or reducing the rate of work in accordance with this Sub-Clause, the Contractor shall give notice to the Employer’s Representative. After receipt of such notice, the Employer’s Representative shall proceed in accordance with Sub-Clause 3.5 to agree or determine:

			(a) any extension of time to which the Contractor is entitled under Sub-Clause 8.3, and

			(b) the amount of such Cost plus reasonable profit, which shall be added to the Contract Price,

			and shall notify the Contractor accordingly.

	Termination	16.2	If the Employer:

			(a) fails to pay the Contractor the amount due under any certificate of the Employer’s Representative within 42 days after the expiry of the time stated in Sub-Clause 13.7 within which payment is to be made (except for any deduction that the Employer is entitled to make under the Contract),

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		(b)	becomes bankrupt or insolvent, goes into liquidation, has a receiving or administration order made against him, compounds with his creditors, or carries on business under a receiver, trustee or manager for the benefit of his creditors,

		(c)	consistently fails to meet the Employer’s obligations under the Contract, or

		(d)	if a prolonged suspension affects the whole of the Works as described in Sub-Clause 8.10,

then the Contractor may terminate his employment under the Contract by giving notice to the Employer, with a copy to the Employer’s Representative. Such notice shall take effect 14 days after the giving of the notice during which period Employer shall have the opportunity to cure such defect under (a) – (d) above and provided progress is being made to cure such defect at the end of such period, Contractor may not terminate.

Cessation of Work and Removal of Contractor’s Equipment	16.3	After termination under Sub-Clause 2.4 or Sub-Clause 16.2, the Contractor shall:
		(a)	cease all further work, ‘except for such work as may be necessary and instructed by the Employer’s Representative for the purpose of making safe or protecting those parts of the Works already executed, and any work required to leave the Site in a clean and safe condition,

		(b)	hand over all Construction Documents, Plant and Materials for which the Contractor has received payment,

		(c)	hand over those other parts of the Works executed by the Contractor up to the date of termination, and

		(d)	remove all Contractor’s Equipment which is on the Site and repatriate all his staff and labour from the Site.

Any such termination shall be without prejudice to any other right of the Contractor under the Contract.

Payment on Termination	16.4	After termination under Sub-Clause 16.2, the Employer shall return the performance bond, also the advance payment bank guarantee and shall pay the Contractor an amount calculated and certified in accordance with Sub-Clause 19.6 plus the amount of any loss or damage, but not including loss of profit, which the Contractor may have suffered in consequence of termination, less the amount outstanding from the advance payment.

IN NO EVENT WILL EMPLOYER BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES.

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17	Risk and Responsibility

	Indemnity	17.1	The Contractor shall indemnify and hold harmless the Employer, the Employer’s Representative, their contractors, agents and employees from and against all claims, damages, losses and expenses arising out of or resulting from the Works, including professional services provided by the Contractor.

			These indemnification obligations shall be limited to claims, damages, losses and expenses which are attributable to bodily injury, sickness, disease or death, or to injury to or destruction of physical property (other than the Works), including consequential loss of use.

	Contractor’s Care of the Works	17.2	The Contractor shall take full responsibility for the care of the Works from the Commencement Date until the date of issue of the Taking-Over Certificate for the whole of the Works when responsibility shall pass to the Employer. If the Employer’s Representative issues a Taking-Over Certificate for any Section or part of the Works, the Contractor shall cease to be responsible for the care of that Section or part from the date of issue of such Taking-Over Certificate, when responsibility shall pass to the Employer.

			The Contractor shall take responsibility for the care of any outstanding work which is required to be completed prior to the expiry of the Contract Period, until the Employer’s Representative confirms in writing that such outstanding work has been completed.

			If any loss or damage happens to the Works, arising from any cause other than the Employer’s risks listed in Sub-Clause 17.3, during the period for which the Contractor is responsible, the Contractor shall rectify such loss or damage, at his cost, so that the Works conform to the Contract. The Contractor shall also be liable for any loss or damage to the Works caused by any operations carried out by the Contractor after the date of issue of the Taking-Over Certificate.

	Employer’s Risks	17.3	The Employer’s risks are:

			(a) war, hostilities (whether war be declared or not), invasion, act of foreign enemies,

			(b) rebellion, revolution, insurrection, or military or usurped power, or civil war,

			(c) ionising radiations, or contamination by radio-activity from any nuclear fuel, or from any nuclear waste from the combustion of nuclear fuel, radio-active toxic explosive, or other hazardous properties of any explosive nuclear assembly or nuclear component of such assembly,

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			(d)	pressure waves caused by aircraft or other aerial devices travelling sonic or supersonic speeds,

			(e)	riot, commotion or disorder, unless caused by the employees of the Contractor or of his Subcontractors and arising from the conduct of the Works, and

			(f)	loss or damage due to the use or occupation by the Employer of any Section or part of the Works, except as may be provided for in the Contract.

	Consequences of Employer’s Risks	17.4	The Contractor shall give notice, to the Employer’s Representative, of Employer’s risk upon it being foreseen by, or becoming known to, the Contractor. If an Employer’s risk results in loss or damage, the Contractor shall rectify such loss or damage to the extent required by the Employer’s Representative. If the Contractor suffers delay and/or incurs Cost as a result of an Employer’s risk, the Contractor shall give further notice to the Employer’s Representative. After receipt of such further notice the Employer’s Representative shall proceed in accordance to Sub-Clause 3.5 to agree or determine:

			(a)	any extension of time to which the Contractor is entitled under Sub-Clause 8.3, and

			(b)	the amount of such Cost, which shall be added to the Contract Price,

and shall notify the Contractor accordingly.

	Contractor’s Risks	17.5	The Contractor’s risks are all risks other than the Employer’s risks listed in Sub Clause 17.3.

	Limitation of Liability	17.6	The total liability of the Contractor to the Employer under the Contract shall not exceed the Contract Price. Except that this Sub-Clause shall not limit the liability of the Contractor:

			(a)	under any provisions of the Contract which expressly impose a greater liability,

			(b)	in cases of fraud, wilful misconduct or illegal or unlawful acts, or

			(c)	in cases of acts or omissions of the Contractor which are contrary to the most elementary rules of diligence which a conscientious contractor would have followed in similar circumstances.

18	Insurance

	Insurance for Design	18.1	The Contractor shall effect professional indemnity insurance, which shall insure the Contractor’s liability by reason of professional negligence in the of the Works. Such insurance shall be for a limit of not less than the Contract Price.

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The Contractor shall use his best endeavours to maintain such professional indemnity insurance in full force and effect throughout the periods of his liability, under the Contract and under the law of the Country. The Contractor undertakes to give the Employer reasonable notice in the event of difficulty (if any) in extending, renewing or reinstating such insurance.

Insurance for Works and Contractor’s Equipment	18.2	The Contractor shall insure the Construction Documents, Plant, Materials and Works in the name of the Employer, who shall be entitled to receive payments from the insurers, against all loss or damage. This insurance shall cover loss or damage from any cause other than the Employer’s risks listed in Sub-Clause 17.3 sub-paragraphs (a), (b), (c) and (d) . Such insurance shall be for a limit of not less than the full replacement cost (including profit) and shall also cover the costs of demolition and removal of debris. Such insurance shall be in such a manner that the Employer and the Contractor are covered from the date by which the evidence is to be submitted under Sub-Clause 18.5(a), until the date of issue of the Taking-Over Certificate for the whole of the Works. The Contractor shall extend such insurance to provide cover until the date of issue of the Performance Certificate, for loss or damage for which the Contractor is liable arising from a cause occurring prior to the issue of the Taking-Over Certificate for the whole of the Works, and for loss or damage occasioned by the Contractor or Subcontractors in the course of any other operations (including those under Clauses 11 and 12).

The Contractor shall insure the Contractor’s Equipment in the name of the Employer, who shall be entitled to receive payments from the insurers, against all loss or damage. This insurance shall cover loss or damage from any cause other than the Employer’s risks listed in Sub-Clause 17.3 sub-paragraphs (a), (b), (c) and (d) Such insurance shall be for a limit of not less than the full replacement value (including delivery to Site).

The Contractor shall insure the Employer’s Supplies where these were known at the time of the Tender in the name of the Employer, who shall be entitled to receive payments from the insurers, against all loss or damage from the time of arrival of the Employer’s Supplies at the port of import in the People’s Republic of China. This insurance shall cover loss or damage from any cause other than the Employer’s risks listed in Sub-Clause 17.3 sub-paragraphs (a), (b), (c) and (d). Such insurance shall be for a limit of not less than the full replacement value (including delivery to Site). Employer’s Supplies ordered after the date of the tender shall also be subject to the requirements of this clause, and shall be added to the insurance cover, with any additional premium required being paid by the Employer.

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		Such insurance shall be in such a manner that each item of equipment is insured while it is being transported to the Site and throughout the period it is on or near the Site.

Insurance against Injury to Persons and Damage to Property	18.3	The Contractor shall insure against liability to third parties, in the joint names of the Employer, the Contractor and Subcontractors, for any loss, damage, death or bodily injury which may occur to any physical property (except things insured under Sub-Clause 18.2) or to any person (except persons insured under Sub-Clause 18.4), which may arise out of the performance of the Contract and occurring before the issue of the Performance Certificate.

Insurance for Workers	18.4	The Contractor shall effect and maintain insurance against losses and claims arising from the death or injury to any person employed by the Contractor or any Subcontractor, in such a manner that the Employer and the Employer’s Representative are indemnified under the policy of insurance. For a Subcontractor’s employees, such insurance may be effected by the Subcontractor, but the Contractor shall be responsible for compliance with this Clause.

General Requirements for Insurances	18.5	Each insurance policy shall be consistent with the general terms agreed in writing between the Employer and the Contractor prior to the Effective Date. The Contractor shall be liable at its own cost for paying any deductibles on each insurance policy.

		The Contractor shall, fourteen (14) days from the Commencement Date, submit to the Employer evidence, that the insurances described in this Clause have been effected, through underwriter’s certification in respect thereof.

		When each premium has been paid, the Contractor shall submit copy receipts to the Employer. The Contractor shall also, when providing such evidence, policies and receipts to the Employer, notify the Employer’s Representative of so doing.

		The Contractor shall effect all insurances for which he is responsible with insurers and in terms approved by the Employer. Each policy insuring against loss or damage shall provide for payments to be made in the currencies required to rectify such loss or damage. Payments received from insurers shall be used for the rectification of such loss or damage.

		The Contractor (and, if appropriate, the Employer) shall comply with the conditions stipulated in each of the insurance policies. The Contractor shall make no material alteration to the terms of any insurance without the prior approval of the Employer. If an

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insurer makes (or purports to make) any such alteration, the Contractor shall notify the Employer immediately.

If the Contractor fails to effect and keep in force any of the insurances required under the Contract, or fails to provide satisfactory evidence, policies and receipts in accordance with this Sub-Clause, the Employer may, without prejudice to any other right or remedy, effect insurance for the coverage relevant to such default, and pay the premiums due. Such payments shall be recoverable from the Contractor by the Employer, and may be deducted by the Employer from any monies due, or to become due, to the Contractor.

Nothing in this Clause limits the obligations, liabilities or responsibilities of the Contractor or the Employer, under the other terms of the Contract or otherwise. Any amounts not insured or not recovered from the insurers shall be borne by the Contractor and/or the Employer accordingly.

19	Force Majeure

	Definition of Force Majeure	19.1	In this Clause, “force majeure” means any one of the events specified below which is beyond the control of the Employer and the Contractor (as the case may be), which makes it impossible or illegal for a party to perform:

			(a)	war, hostilities (whether war be declared or not), invasion, act of foreign enemies, mobilization, requisition, or embargo;

			(b)	rebellion, revolution, insurrection, or military or usurped power, or civil war;

			(c)	contamination by radio-activity from any nuclear fuel, or from any nuclear waste from the combustion of nuclear fuel, radio-active toxic explosive, or other hazardous properties of any explosive nuclear assembly or nuclear component of such assembly;

			(d)	riot, commotion or disorder unless caused by the employees of the Contractor or of his Subcontractors.

			(e)	Contagion such as SARS, causing a national emergency which impacts the Contractor’s ability to perfor m his obligations in the Contract in a timely manner.

			(f)	Suspension caused by the weather: The site construction or normal operation is impossible due to continuous raining or strong wind.

			(g)	Over 8 accumulate hours of power/water off within 1 week that may make impossible for normal progress of works.

	Effect of Force Majeure Event	19.2	Neither the Employer nor the Contractor shall be considered in default or in contractual breach to the extent that performance of obligations is prevented by a force majeure event which

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		arises after the Effective Date.

Contractor’s Responsibility	19.3	Upon occurrence of an event considered by the Contractor to constitute force majeure and which may affect performance of his obligations, he shall promptly notify the Employer’s Representative, and shall endeavour to continue to perform his obligations as far as reasonably practicable. The Contractor shall also notify the Employer’s Representative of any proposals, including any reasonable alternative means for performance, but shall not effect such proposals without the consent of the Employer’s Representative.

Employer’s Responsibility	19.4	Upon occurrence of an event considered by the Employer to constitute force majeure and which may affect performance of his obligations, he shall promptly notify the Contractor and the Employer’s Representative, and shall endeavour to continue to perform his obligations as far as reasonably practicable. The Employer shall also notify the Employer’s Representative and the Contractor of any proposals, with the objectives of completing the Works and mitigating any increased costs to the Employer and the Contractor.

Payment to Contractor	19.5	If, in consequence of force majeure, the Works shall suffer loss or damage, the Contractor shall be entitled to have included, in an Interim Payment Certificate, the Cost of work executed in accordance with the Contract, prior to the event of force majeure. If the Contractor incurs additional Cost in complying with Sub-Clause 19.3, such Cost shall be determined by the Employer’s Representative in accordance with the provisions of Sub-Clause 3.5 and shall be added to the Contract Price.

Optional Termination, Payment and Release	19.6	Irrespective of any extension of time, if a force majeure event occurs and its effect continues for a period of 182 days, either the Employer or the Contractor may give to the other a notice of termination, which shall take effect 28 days after the giving of the notice. If, at the end of the 28-day period, the effect of the force majeure continues, the Contract shall terminate. If the Contract is terminated under this Sub-Clause, Sub-Clause 2.4 or Sub-Clause 16.2, the Employer’s Representative shall determine the value of the work done and:

		(a) the amounts payable for any work carried out for which a price is stated in the Contract including preliminaries, overheads and profit in respect of such work;

		(b) the Cost of Plant and Materials ordered for the Works which have been delivered to the Contractor, or of which the Contractor is liable to accept delivery; such Plant and Materials shall become the property of (and be at the risk of) the Employer when paid for by the Employer, and the Contractor shall place the same at the Employer’s disposal;

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			(c) any other Cost or liability which in the circumstances was reasonably incurred by the Contractor in the expectation of completing the Works;

			(d) the reasonable Cost of removal of Temporary Works and Contractor’s Equipment from the Site and the return of such items to the Contractor’s works in his country (or to any other destination at no greater cost); and

			(e) the reasonable Cost of repatriation of the Contractor’s staff and labour employed wholly in connection with the Works at the date of such termination;

			and issue an Interim Payment Certificate in accordance with Clause 13.

	Release from Performance under the Law	19.7	If under the law of the Contract the Employer and the Contractor are released from further performance, the sum payable by the Employer to the Contractor shall be the same as would have been payable under Sub-Clause 19.6 if the Contract had been terminated under that Sub-Clause.

20	Claims, Disputes and Arbitration

	Procedure for Claims	20.1	If the Contractor intends to claim any additional payment under any Clause of these Conditions or otherwise, the Contractor shall give notice to the Employer’s Representative as soon as possible and in any event within 28 days of the start of the event giving rise to the claim.

			The Contractor shall keep such contemporary records as may be necessary to substantiate any claim, either on the Site or at another location acceptable to the Employer’s Representative. Without admitting the Employer’s liability, the Employer’s Representative shall, on receipt of such notice, inspect such records and may instruct the Contractor to keep further contemporary records. The Contractor shall permit the Employer’s Representative to inspect all such records, and shall (if instructed) submit copies to the Employer’s Representative.

			Within 28 days of such notice, or such other time as may be agreed by the Employer’s Representative, the Contractor shall send to the Employer’s Representative an account, giving detailed particulars of the amount and basis of the claim. Where the event giving rise to the claim has a continuing effect, such account shall be considered as interim. The Contractor shall then, at such intervals as the Employer’s Representative may reasonably require, send further interim accounts giving the accumulated amount of the claim and any further particulars. Where interim accounts are sent to the Employer’s Representative, the Contractor shall send a final account within 28 days of the end of the effects resulting from the event.

			If the Contractor fails to comply with this Sub-Clause, he shall not be entitled to additional payment.

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Payment of Claims	20.2	The Contractor shall be entitled to have included in any Interim Payment Certificate such amount for any claim as the Employer’s Representative considers due. If the particulars supplied are insufficient to substantiate the whole of the claim, the Contractor shall be entitled to payment for such part of the claim as has been substantiated.

Arbitration 20.3

	20.3.1	The Parties will use their best efforts to resolve any dispute, controversy or claim arising out of or in connection with this Contract through friendly consultations between the Parties. But, if no settlement is reached within thirty (30) days from the date one Party notifies the others in writing of its intention to submit the dispute, controversy or claim to arbitration in accordance with this clause, then any dispute, controversy or claim arising out of or relating to this Contract, or the breach termination or invalidity thereof, shall be settled by arbitration by the China International Economic and Trade Arbitration Commission (CIETAC) in accordance with the procedural rules of CIETAC.

	20.3.2	The place of arbitration will be in Beijing. The arbitration proceedings will be conducted in English and Chinese. The arbitration panel will consist of 3 members, none of whom shall be a citizen or a resident of the PRC or the United States of America. Members of the arbitration panel shall be selected in accordance with the procedural rules of CIETAC.

	20.3.3	The arbitration award shall be final and binding on the Parties, and the Parties agree to be bound by and to act accordingly. The costs of arbitration and the costs of enforcing the arbitration award (including witness expenses and reasonable attorneys’ fees) shall be borne by the losing Party, unless otherwise determined by the arbitration award. Each Party shall waive any defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state.

	20.3.4	When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the Parties shall continue to exercise their remaining respective rights, and fulfill their remaining obligations under this Contract.

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APPENDIX 2.1

PARENT COMPANY GUARANTEE

This Deed of Guarantee is made the xx day of                  2009.

Between :

China Electronics Engineering Design Institute, a corporation duly organized and existing under the laws of the People’s Republic of China with its head office situated at 27 Wanshou Road, Beijing, 100804 China (Guarantor); and

Multi-Fineline Electronix (Suzhou) CO., LTD., a corporation duly organized and existing under the laws of the People’s Republic of China with its registered office at Suning Industrial estate Block A&B, South Dongwu road, Suzhou 215128, China (Employer).

WHEREAS, Beijing Shida Xiyuan Construction and Technology Company, a corporation duly organized and existing under the laws of the People’s Republic of China (Contractor), with its registered office situated at 27 Wanshou Road, Beijing, China, is a subsidiary of the Guarantor;

WHEREAS, the Employer has entered into an Engineering, Procurement and Construction Agreement with Contractor dated as of 15th day August 2008 (together with the schedules, annexes, and exhibits thereto and as the same may be amended from time to time, herein called the “Contract”; to which reference is made for the meaning of capitalized terms used in this Deed of Guarantee with definition), for the purpose of expanding the Employer’s plant in Suzhou; and

WHEREAS, Sub Clause 1.14 of the Conditions of Contract requires the Contractor to obtain and deliver to the Employer, simultaneously with the execution of the Contract Agreement, a parent company guarantee of Contractor’s performance under the Contract; and

AND WHEREAS, the Guarantor owns the outstanding capital stock of Contractor, and as ultimate parent company of Contractor, is willing to enter into this Guarantee to satisfy the conditions of the Contract.

1.	Representation and Warranties

The Guarantor represents and warrants to the Employer that as at the date hereof:

the Guarantor is a corporation duly incorporated and validly existing and in good standing under the laws of the People’s Republic of China has the corporate power and authority to own its assets and to carry on its business as presently conducted;

its execution and delivery of this Deed of Guarantee and the performance of all transactions and obligations contemplated hereby is within its corporate authority;

its execution, delivery and performance hereof has been duly authorised by all necessary corporate proceedings; and

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this Deed of Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

2.	Guarantee

In consideration of the Employer agreeing to enter into the Contract subject to the execution of this Deed of Guarantee:

(a)	the Guarantor unconditionally and irrevocably guarantees to the Employer that:

(i)	upon the default by the Contractor of any obligation under the Contract to make payment to the Employer of any amount which is due and payable by the Contractor under the terms of the Contract, the Guarantor will pay to the Employer each such amount not paid by the Contractor, such payment by the Guarantor to be made within seven (7) days of written demand by the Employer to the Guarantor certifying the Contractor’s default under the Contract as aforesaid and without set-off, counterclaim or condition of any kind whatsoever, together with such additional amounts, if any, as may be necessary to ensure that, after such withholdings or deductions as the Guarantor may be required by law to make on account of tax of any nature, will result in the Employer receiving the same amount as would have been receivable by it had such amount been duly made by the Contractor in accordance with the terms of the Contract; and

(ii)	upon the default by the Contractor to carry out, observe and perform any obligation in accordance with the terms of the Contract, the Guarantor will, if so required by the Employer in writing, certifying the Contractor’s default under the Contract, carry out, observe and perform those obligations in accordance with the Contract; and

(b)	the Guarantor shall indemnify the Employer against all loss, damage, liability, claims, demands, proceedings, costs and expenses arising from any failure by the Contractor to carry out, observe and perform in accordance with the Contract any of the Contractor’s obligations contained in or arising from the Contract (the “Contractor’s Obligations”).

2.2	The Guarantor confirms that it is aware of and accepts all the terms and conditions of the Contract and waives:

(i)	notice of the occurrence of a default under the Contract;

(ii)	notice of any indulgences, extensions or consents granted to the Contractor or any other surety;

(iii)	any requirement of diligence or promptness on the part of the Employer in the enforcement of its rights or remedies against the Contractor or any other person or against any security; and

(iv)	any and all notices of every kind and description which may be required to be given by any statute or rule of law (but only to the extent that such notices are permitted to be waived by such statute or rule of law).

2.3	The obligations of the Guarantor shall not be impaired, lessened or affected and shall continue to subsist notwithstanding :

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(a)	any amendments, addition or supplement to, or modification of, the Contract;

(b)	any action taken or not taken under the Contract in the exercise of any right or power therein conferred;

(c)	the taking, variance or release of any other guarantee or security at any time for all or any of the Contractor’s Obligations or by any failure or omission on the part of the Employer to enforce any right conferred or required thereby;

(d)	any waiver by the Employer under the Contract of any condition therein provided for;

(e)	the merger or consolidation of the Contractor into or with any company or corporation or the Contractor losing its separate corporate identity or by any disability, incapacity or damage in status or constitution of the Contractor or by any sale or transfer by the Contractor to any other person of all or any part of its property or any liquidation or dissolution of the Contractor or the insolvency of the Contractor or any receivership, administration, moratorium composition or credits, claims or other analogous events affecting the Contractor or its property;

(f)	any failure or omission on the part of the Employer under the Contract against the Contractor or any corporate successor to it, or any action by the Employer under the Contract granting indulgence or extension of time for payment to the Contractor or any other surety;

(g)	waiving or acquiescing in any default or non-compliance by the Contractor or any corporate successor to it;

(h)	any other dealing or any other circumstances whatsoever (with or without notice to or knowledge of the Guarantor) which may or might in any manner or to any extent affect or prevent recovery or performance of any of the Contractor’s Obligations or otherwise vary the risk of the Guarantor under this Deed of Guarantee or might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the purpose and intent of the parties that this Deed of Guarantee and the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

2.4.	The Employer may, without affecting, limiting, modifying or discharging any of the obligations of the Guarantor under this Deed of Guarantee release the whole or any part of any of the Contractor’s Obligations and with or without mediation or legal arbitration proceedings settle or compound disputes or differences with the Contractor or make further agreements of modifications with the Contractor or any liquidator, administrator, receiver or administrative receiver or other person having authority in relation to, the Contractor.

2.5	Without prejudice to the Employer’s right against the Contractor as principal debtor and Obligor, the Guarantor shall, as between the Employer on the one hand and the Guarantor on the other, be deemed principal debtor and obligor in respect of its obligations under this Deed of Guarantee and not merely surety. Accordingly, the Guarantor shall not be discharged, nor shall its liability be affected, by any act, thing, omission or means whatsoever whereby its liability would not have been discharged, if it had been principal debtor or obligor, including, but without prejudice to the generality of the foregoing, by reason of any provision of the Contract being or

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becoming void, unenforceable or otherwise invalid under any applicable law and notwithstanding that such disability may have been known to the Employer.

3.	Notices

Any notice, request, instruction, correspondence or other document to be given by one party to another (collectively called “Notice”) shall be in writing and delivered personally, mailed by first class post or sent by facsimile, as follows:

(1)	To the Guarantor:	China Electronics Engineering Design Institute
27 Wanshou Road,
Beijing, 100840 China

		Attention:	Hupin

	To the Employer:	Multi-Fineline Electronix (Suzhou) CO.,LTD
Suning Industrial Estate Block A&B, South Dongwu Road,
Suzhou 215128, China

		Attention:	Mr WC Chong

		Email address:	wcchong@mflex.com.cn

Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during normal business hours. Any party may change its address to which Notice is to be given to it or any of the details given above in relation to it by giving Notice as provided above of such change of address.

4.	Governing Law and Forum

4.1	The construction, validity and performance of this Deed of Guarantee shall be governed by the laws of the People’s Republic of China. In the event of any breach, differences or disputes of whatsoever nature arising out of or relating to this Deed of Guarantee, the parties irrevocably agree that any suit, action, or proceedings may be brought in the relevant People’s Courts of Suzhou and the parties irrevocably submit to the non-exclusive jurisdiction of such Courts.

4.2	The parties irrevocably waive any objections which they may have nor or hereafter to either the venue of any proceedings brought in the Courts of the relevant People’s Courts of Shanghai , or that such proceedings have been brought in a non-convenient forum. The parties irrevocably agree that any final judgement (after appeal or expiration of time for appeal) entered by such Court shall be conclusive and binding upon the parties and may be enforced in the courts or any other jurisdiction to the fullest extent permitted by law.

4.3	The Guarantor shall pay all costs and expenses incurred by or on behalf of the Employer (including without limitation legal fees and expenses on a full indemnity basis) in enforcing the obligations of the Guarantor under this Deed of Guarantee.

5.	Assignment and Successors

5.1	The Employer may assign, charge or transfer any of the rights under this Deed of Guarantee.

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5.2	All of the terms of this Deed of Guarantee shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Employer.

6.	Release and Discharge

6.1	The Guarantor may not terminate this Guarantee by notice to the Employer or otherwise.

6.2	Subject to clauses 6.1 and 6.3, and provided the amounts guaranteed hereunder have been irrevocably paid in full and the obligations guaranteed hereunder performed in full, the Employer shall, at the request and cost of the Guarantor, discharge or release the Guarantor by written instrument signed by the Employer.

6.3	Any settlement or discharge between the Employer and the Guarantor shall be conditional upon no security or payment to the Employer by or on behalf of the Contractor or any other person being avoided or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and the Employer shall be entitled to recover the value or amount of any such security or payment from the Guarantor subsequently as if such settlement or discharge had not occurred.

7.	Undertakings

7.1	The Guarantor shall not take or accept any security interest from the Contractor or, in relation to the amounts guaranteed hereunder, from any third party, without first obtaining the Employer’s written consent.

7.2	The Guarantor shall not, without first obtaining the Employer’s written consent, seek to recover, whether directly or by set-off, lien, counterclaim or otherwise, nor accept any money or other property, nor exercise any rights, in respect of any sum or security which may be or become due to the Guarantor on any account by the Contractor or, in relation to the amounts guaranteed hereunder, from any third party, nor claim, prove for or accept any payment in any composition by, or any winding up of, the Contractor or, in relation to the amounts guaranteed hereunder, any third party.

7.3	The Guarantor shall not claim as a creditor of the Contractor or any co-surety in connection with the Employer.

7.4	If notwithstanding Clauses 7.1, 7.2, 7.3 above, the Guarantor holds or receives any such security, moneys or property, it shall hold such security, moneys or property on trust for the Employer and it shall forthwith pay or transfer the same to the Employer.

7.5	The Guarantor will remain the beneficial owner of the majority issued share capital of the Contractor free of all security interests, encumbrances and claims whatsoever and the Guarantor will not permit its control over the affairs of the Contractor to be impaired.

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APPENDIX 2.2

PERFORMANCE BOND

China Merchants Bank Beijing Branch

No.

Performance Bond

No.

To:

MULTI-FINELINE ELECTRONIX (SUZHOU) CO.,Ltd.

Whereas our client Beijing Shiyuan Xida Construction and Technology Company(hereinafter called “the Contractor”) and you have entered into No.                    New plant project (hereinafter called “the Project”) Agreement (hereinafter called “the Agreement”) dated as of April    th    , 2009. We ( hereinafter called “the Guarantor”), at the request of the Contractor , hereby open our irrevocable letter of performance bond about the Agreement above-mentioned in favour of you (hereinafter called “the Beneficiary”). Therefore, China merchants bank Beijing branch ,hereby affirm that we undertake to pay you the performance bond not exceeding RMB YUAN immediately upon receipt of your claim documents and the written document that the contractor fail to execute the agreement in the valid period of the performance bond .

The performance bond shall be applied to the laws of the People’s Republic of China and shall be governed by the laws of the People’s Republic of China. In the event of any difference or dispute arising out of the execution of performance bond, it should be settled through consultation firstly. If the difference or dispute can’t be settled through consultation , either party or both parties may bring the suit in the competent People’s Courts.

The performance bond comes into force from opening, and is valid until March    th,    2010 except the Beneficiary suspend or abandon his rights of the performance bond of his own accord.

The Guarantor:
Authorized signatory:

April th , 2009

Address : Block A Building No.156 Fuxingmen Road, Beijing City·China

Tel : 66426868

Postcode: 100031

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